                                                                   Exhibit 4.1



                               TRUST AGREEMENT

                         Dated as of January 1, 1994

                                    among

                       GREEN TREE MANUFACTURED HOUSING
                    NET INTEREST MARGIN FINANCE CORP. I,

                       GREEN TREE MANUFACTURED HOUSING
                    NET INTEREST MARGIN FINANCE CORP. II,

                                     and

                          WILMINGTON TRUST COMPANY
                                   Trustee









           GREEN TREE SECURITIZED NET INTEREST MARGIN TRUST 1994-A

     THIS TRUST AGREEMENT, dated as of January 1, 1994, is made among Green Tree Manufactured Housing Net Interest Margin Finance Corp. I, a Delaware corporation ("Finance I"), Green Tree Manufactured Housing Net Interest Margin Finance Corp. II, a Delaware corporation ("Finance II") and Wilmington Trust Company, a Delaware banking corporation, as Trustee (in such capacity, the "Trustee").

     In consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

     Section 1.1.  Definitions.  All terms defined in the Assignment Agreements,
                   -----------
the Finance I Note, the Security Agreement, the Servicing Agreement or the Transfer Agreement (each as defined below) shall have the same meaning in this Agreement. Whenever capitalized and used in this Agreement, the following words and phrases, unless otherwise specified, shall have the following meanings:

     Administration Agreement:  The Administration Agreement dated as of January
     ------------------------
1, 1994, among the Administrator, the Trust and the Trustee, as the same may be amended and supplemented from time to time.

     Administrator:  First Trust National Association, or any successor
     -------------
Administrator under the Administration Agreement.

     Agreement or "this Agreement":  This Trust Agreement, all amendments and
     -----------------------------
supplements thereto and all exhibits and schedules to any of the foregoing.

     Amount Available:  With respect to any Distribution Date, the sum of the
     ----------------
amounts contained in the Certificate Account on such Distribution Date.

     Assignment Agreements:  Each of the Assignment Agreements, dated as of
     ---------------------
January 1, 1994, (i) between Green Tree and Finance I; and (ii) among Green Tree, Finance I and Finance II.

     Authentication Agent:  First Trust National Association, or its successor
     --------------------
in interest, and any successor authentication agent appointed as provided in this Agreement.

       Book-Entry Certificate:  Any Senior Certificate registered in the name of
       ----------------------
the Depository or its nominee, ownership of which is reflected on the books of the Depository or on the books of a person maintaining an account with such

Depository (directly or as an indirect participant in accordance with the rules of such Depository).

     Business Day:  Any day other than (a) a Saturday or a Sunday, or (b)
     ------------
another day on which banking institutions in the city in which a person is taking action hereunder are authorized or obligated by law, executive order, or governmental decree to be closed.

     Business Trust Statute:  Chapter 38 of Title 12 of the Delaware Code, 12
     ----------------------
Del. Code (S) 3801 et seq., as the same may be amended from time to time.

     Certificate:  A Senior Certificate or a Subordinated Certificate, as
     -----------
applicable.

     Certificate Account:  The account designated as the Certificate Account in,
     -------------------
and which is established and maintained pursuant to, Section 5.1.

     Certificate Majority:  With respect to any date of determination, (i) with
     --------------------
respect to the Senior Certificates, Certificate Owners owning not less than a majority of the aggregate outstanding principal amount of the Senior Certificates, or (ii) with respect to the Subordinated Certificates, the Holders of not less than a majority of the aggregate outstanding principal amount of the Subordinated Certificates.

     Certificate Owner:  With respect to any Book-Entry Certificate, each Person
     -----------------
who is the beneficial owner of a Book-Entry Certificate as reflected in the records of the Depository or if a Depository Participant is not the Certificate Owner, then as reflected in the records of a Person maintaining an account with the Depository (directly or indirectly, in accordance with the rules of the Depository); and with respect to any Definitive Certificate, the Certificateholder.

     Certificate Register and Certificate Registrar:  The register maintained
     ----------------------------------------------
and the registrar appointed pursuant to Section 3.6.

     Certificate of Trust:  The Certificate of Trust in the form of Exhibit A
     --------------------
hereto filed for the Trust pursuant to Section 3810(a) of the Business Trust Statute.

     Certificateholder or Holder:  A Person in whose name a Certificate is
     ---------------------------
registered in the Certificate Register.

     Closing Date:  March 24, 1994.
     ------------

     Code:  The Internal Revenue Code of 1986, as amended.
     ----

     Corporate Trust Office:  The principal office of the Trustee at which at
     ----------------------
any particular time its corporate trust business shall be administered, which office at the Closing Date is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration; the telecopy number for the Corporate Trust Office on the date of the execution of this Agreement is (302) 651-8882.

     Cut-Off Date:  January 1, 1994.
     ------------

     Definitive Certificate:  The meaning specified in Section 3.6(h).
     ----------------------

     Demand Note:  The Demand Note, dated March 24, 1994, issued by Green Tree
     -----------
to Finance II.

     Depositor:  Finance I in its capacity as depositor hereunder.
     ---------

     Depository:  The initial Depository, The Depository Trust Company, the
     ----------
nominee of which is Cede & Co., as the registered Holder of $508,000,000 in aggregate principal amount of the Senior Certificates as of the Closing Date, and any permitted successor depository. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

     Depository Agreement:  The agreement among the Trust, the Administrator and
     --------------------
The Depository Trust Company, as the initial Depository, dated as of the Closing Date, relating to the Senior Certificates, substantially in the form attached as Exhibit D.

     Depository Participant:  A broker, dealer, bank or other financial
     ----------------------
institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     Dissolution Event:  With respect to any Subordinated Certificateholder, a
     -----------------
Dissolution Event means the withdrawal or expulsion of such Person as a Subordinated Certificateholder of the Trust or the termination or dissolution of such Person, or the occurrence of an Insolvency Event with respect to such Person.

     Distribution Date:  The fifteenth day of each calendar month during the
     -----------------
term of this Agreement, or if such day is not a Business Day, the next succeeding business day, except that the Distribution Date occurring in March 1994 shall be as described in Section 5.2(a).

     Eligible Account:  A trust account created and maintained in the name of
     ----------------
the Trust in an Eligible Institution pursuant to Section 5.1.

     Eligible Institution:  Any depository institution (which may be the Trustee
     ---------------------
or an Affiliate of the Trustee) organized under the laws of the United States or any State, the deposits of which are insured to the full extent permitted by law by the Bank Insurance Fund (currently administered by the Federal Deposit Insurance Corporation), which is subject to supervision and examination by federal or state authorities and whose short-term securities or unsecured long-term debt has been rated P-1 or higher by Moody's and F-1 or higher by Fitch (if rated by Fitch) in the case of short-term securities, or in one of the two highest rating categories by Moody's and one of the three highest categories by Fitch (if rated by Fitch) in the case of unsecured long-term debt.

     Eligible Investments:   "Eligible Investments" means any of the following:
     --------------------

            (i) direct obligations of, and obligations fully guaranteed by, the United States of America, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America and which are noncallable;

            (ii) (A) demand and time deposits in, certificates of deposit of, bankers' acceptances issued by, or federal funds sold by any depository institution or trust company (including the Trustee or any Affiliate of the Trustee, acting in its commercial capacity) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, the commercial paper or other short-term debt obligations of such depository institution or trust company are rated at least P-1 by Moody's and at least F-1 by Fitch (if rated by Fitch) and
     (B) any other demand or time deposit or certificate of deposit which is fully insured by the Federal Deposit Insurance Corporation;

            (iii) shares of an investment company registered under the Investment Company Act of 1940, whose shares are registered under the Securities Act of 1933 and have the highest credit rating then available from Moody's and Fitch (if rated by Fitch), and whose only investments are in securities described in clauses (i) and (ii) above;

            (iv) repurchase obligations with respect to (A) any security described in clause (i) above or (B) any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with any institution whose debt is rated by Moody's and Fitch (if rated by Fitch) in one of its two highest long-term debt rating categories or whose commercial paper is rated P-1 by Moody's and F-1 or higher by Fitch (if rated by Fitch);

            (v) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any State thereof which have a credit rating of at least Aa from Moody's and in one of the three highest rating categories from Fitch (if rated by Fitch) at the time of such investment; provided, however,
     that securities issued by any                       --------  -------
     particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the corpus of the Trust to exceed 10% of amounts held in the Certificate Account; and

            (vi) commercial paper having a rating of P-1 from Moody's and F-1 or higher from Fitch (if rated by Fitch) at the time of such investment.

     The Trustee may trade with itself or an Affiliate in the purchase or sale of such Eligible Investments.

     ERISA:  The meaning assigned to such term in Section 3.5(j).
     -----

     Event of Default:  The meaning assigned to such term in Section 9.1.
     ----------------

     Expenses:  The meaning assigned to such term in Section 8.2.
     --------

     Finance I Note:  The limited recourse note dated March 24, 1994, issued by
     --------------
Finance I to the Trust pursuant to the Transfer Agreement.

     GNMA:  Government National Mortgage Association.
     ----

     Green Tree:  Green Tree Financial Corporation, a Minnesota corporation, and
     ----------
its successors in interest.

     Insolvency Event:  With respect to each of the Subordinated Certificate-
     ----------------
holders, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

     Insolvency Proceeds:  The meaning assigned to such term in Section 10.2.
     -------------------

     Interest Rate:  6.90% per annum, payable monthly at one-twelfth of the
     -------------
annual rate (calculated on the basis of a 360-day year of 30-day months).

     Minimum Net Worth:  At any time of determination, $32,000,000.
     -----------------

     Paying Agent:  Any paying agent or co-paying agent appointed pursuant to
     ------------
Section 3.10, which initially shall be the Administrator.

     Percentage Interest:  With respect to any Subordinated Certificate, the
     -------------------
percentage evidenced on such Subordinated Certificate. The aggregate Percentage Interest of all of the Subordinated Certificates shall equal 100%.

     Person:  Any individual, corporation, partnership, joint venture,
     ------
association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

     Rating Agency:  Each of Moody's Investors Service, Inc. ("Moody's") and
     -------------
Fitch Investors Service, Inc. ("Fitch"), so long as such rating agencies maintain a rating on the Senior Certificates; and if either Moody's or Fitch no longer maintains a rating on the Senior Certificates, such other nationally recognized statistical rating organization selected by Finance I.

     Record Date:  With respect to any Distribution Date, the close of business
     -----------
on the Business Day immediately preceding such Distribution Date.

     Related Documents:  The Certificates, the Assignment Agreements, the
     -----------------
Transfer Agreement, the Finance I Note, the Administration Agreement, the Security Agreement, the Servicing Agreement, the Depository Agreement, and the Underwriting Agreement between Green Tree, Finance I, Finance II, and the underwriters of the Senior Certificates. The Related Documents executed by any party are referred to herein as "such party's Related Documents," "its Related Documents" or by a similar expression.

     Remaining Amount Available:  With respect to any Distribution Date, other
     --------------------------
than the first Distribution Date, the amount remaining in the Certificate Account after payment of the Senior Certificateholders' Interest Distributable Amount to the holders of the Senior Certificates and (to the extent not paid by Green Tree or the Subordinated Certificateholders) payment to the Trustee or the Administrator of any accrued and unpaid fees, pursuant to Section 5.2. With respect to the first Distribution Date, the Remaining Amount Available shall be decreased by $6,718,300, which such amount shall be paid to the Subordinated Certificateholders.

     Reserve Draw Amount:  (a) With respect to any Distribution Date, an amount
     -------------------
equal to the Senior Certificateholders' Interest Shortfall, and (b) with respect to the Distribution Date occurring in February 2004 or upon the maturity of the Senior Certificates following an "Event of Default," the amount, if any, by which the outstanding principal amount of the Senior Certificates on such date, plus all accrued and unpaid interest thereon, exceeds the funds on deposit in the Certificate Account.

     Reserve Fund:  The separate trust account established and maintained in the
     ------------
name of the Trust pursuant to Section 5.8, for the benefit of the Senior Certificateholders.

     Responsible Officer:  With respect to the Trustee, any officer of the
     -------------------
Trustee assigned by the Trustee to administer its corporate trust affairs relating to the Trust.

     Secretary of State:  The Secretary of State of the State of Delaware.
     ------------------

     Securitized Pools:  The twenty-eight pools of manufactured housing
     -----------------
contracts sold by or on behalf of Green Tree to investors in Green Tree's quarterly securitizations of manufactured housing contracts between 1987 and 1993.

     Security Agreement:  The Security Agreement, dated as of March 24, 1994,
     ------------------
between Finance I and the Trust.

     Senior Certificate:  A Securitized Net Interest Margin Certificate executed
     ------------------
by the Trustee and authenticated by or on behalf of the Trustee, substantially in the form attached hereto as Exhibit B.

     Senior Certificateholder:  A Person in whose name a Senior Certificate is
     ------------------------
registered.

     Senior Certificateholders' Interest Distributable Amount:  With respect to
     --------------------------------------------------------
any Distribution Date, other than the Distribution Dates occurring in March and April 1994, one month's interest at the Interest Rate on the outstanding principal amount of the Senior Certificates (computed on the basis of a 360-day year of twelve 30-day months), plus any accrued and unpaid interest with respect to a prior Distribution Date together (to the extent legally permissible) with interest thereon at the Interest Rate. With respect to the Distribution Date occurring on March 25, 1994, interest shall accrue from the Closing Date to but not including March 25, 1994. With respect to the Distribution Date occurring in April 1994, interest shall accrue from March 25, 1994 to but not including April 15, 1994.

     Senior Certificateholders' Interest Shortfall:  With respect to any
     ---------------------------------------------
Distribution Date, the amount, if any, by which the amount distributed to the Senior Certificateholders on such Distribution Date (before giving effect to any Reserve Draw Amount) is less than the Senior Certificateholders' Interest Distributable Amount.

     Senior Certificateholders' Principal Distributable Amount:  With respect to
     ---------------------------------------------------------
any Distribution Date, the Remaining Amount Available for such Distribution
Date;

provided, however, that the Senior Certificateholders' Principal Distributable
- - --------  -------
Amount shall not exceed the outstanding principal amount of the Senior Certificates.

     Servicer:  Green Tree Financial Corporation, in its capacity as Servicer
     --------
pursuant to the Servicing Agreement and any successor Servicer appointed pursuant to such agreement.

     Servicing Agreement:  The Servicing Agreement, dated as of January 1, 1994,
     -------------------
between the Trust and Green Tree, as Servicer, as the same may be amended and supplemented from time to time.

     Subordinated Certificate:  A certificate executed by the Trustee and
     ------------------------
authenticated by or on behalf of the Trustee evidencing a fractional undivided interest in the Trust, substantially in the form attached hereto as Exhibit C.

     Subordinated Certificateholder:  A Person in whose name a Subordinated
     ------------------------------
Certificate is registered.

     Transfer Agreement:  The Transfer Agreement, dated as of January 1, 1994,
     ------------------
among Finance I, Finance II and the Trust.

     Trust:  The trust created by this Agreement, the estate of which consists
     -----
of the Trust Property.

     Trust Property:  The property and proceeds of every description conveyed
     --------------
pursuant to Sections 2.5 and 3.2 hereof, Section 1.01 of the Transfer Agreement, the Finance I Note and the collateral securing such Note, together with the Certificate Account and the Reserve Fund (including all Eligible Investments therein and all proceeds therefrom).

     Trustee:  Wilmington Trust Company, or its successor in interest, acting
     -------
not individually but solely as trustee, and any successor trustee appointed as provided in this Agreement.

     Section 1.2.  Usage of Terms.  With respect to all terms used in this
                   --------------
Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to "writing" include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the terms "include" or "including" mean "include without limitation" or "including without limitation." To the extent that definitions are contained in this Agreement, or in any such certificate or other document, such definitions shall control.

     Section 1.3.  Calculations.  All calculations of the amount of interest
                   ------------
accrued on the Senior Certificates shall be made on the basis of a 360-day year consisting of twelve 30-day months.

     Section 1.4.  Section References.  All references to Articles, Sections,
                   ------------------
paragraphs, subsections, exhibits and schedules shall be to such portions of this Agreement unless otherwise specified.

     Section 1.5.  Action by or Consent of Certificateholders.
                   ------------------------------------------

     (a) Except as expressly provided herein, any action that may be taken by the Certificateholders under this Agreement may be taken by a Certificate Majority of each of the Senior Certificateholders and the Subordinated Certificateholders voting separately as a class, unless the action proposed affects only one class or unless this Agreement provides that the vote with respect to the matter may be taken by only one class, in which case only the vote of the affected class shall be required. Except as expressly provided herein, any written notice or consent by the Senior Certificateholders or of the Subordinated Certificateholders delivered pursuant to this Agreement shall be effective for such class if signed by Holders of Senior Certificates or Subordinated Certificates, as the case may be, evidencing not less than a Certificate Majority with respect to such class, at the time of the delivery of such notice.

     (b) Whenever any provision of this Agreement refers to action to be taken, or consented to, by Certificateholders, such provision shall be deemed to refer to Certificateholders or Certificate Owners (as applicable) of record as of the Record Date immediately preceding the date on which such action is to be taken, or consent given, by Certificateholders. Solely for the purposes of any action to be taken, or consented to, by Senior Certificateholders, any Senior Certificate registered in the name of Green Tree, Finance I and Finance II or any Affiliate thereof shall be deemed not to be outstanding and the aggregate principal balance of such Senior Certificates represented thereby shall not be taken into account in determining whether the requisite aggregate principal balance of such Senior Certificates necessary to effect any such action or consent has been obtained; provided, however, that, solely for the purpose of
                           -----------------
determining whether the Trustee is entitled to rely upon any such action or consent, only Senior Certificates which the Trustee knows to be so owned shall be so disregarded.


                                 ARTICLE II
                              CREATION OF TRUST

     Section 2.1.  Creation of Trust.  There is hereby formed a trust to be
                   -----------------
known as "Green Tree Securitized Net Interest Margin Trust 1994-A," in which name the Trust may conduct business, make and execute contracts and other instruments and sue and be sued.

     Section 2.2.  Office.  The office of the Trust shall be in care of the
                   ------
Trustee at the Corporate Trust Office or at such other address in Delaware as the Trustee may designate by written notice to the Certificateholders and the Depositor.

     Section 2.3.  Purposes and Powers.  The purpose of the Trust is, and the
                   -------------------
Trust shall have the power and authority, to engage in the following activities:

            (i) to issue the Certificates pursuant to this Agreement and to sell the Certificates;

            (ii) with the proceeds of the sale of the Certificates, to pay the organizational, start-up and transactional expenses of the Trust, to the extent not paid by the Depositor or Green Tree, to loan $321,000,000 of the proceeds from the sale of the Certificates to Finance I (upon delivery of the Finance I Note and the Security Agreement), to retain $20,320,000 of the proceeds from the sale of the Certificates and deposit such amount into the Reserve Fund, and to pay the balance of such proceeds to Finance I and Finance II;

            (iii) to enter into and perform its obligations under the Related Documents to which it is to be a party;

            (iv) to engage in those activities, including entering into agreements, that are necessary or suitable to accomplish the foregoing or are incidental thereto or connected therewith; and

            (v) subject to compliance with the Related Documents, to engage in such other activities as may be required in connection with conservation of the Trust Property and the making of distributions to the Certificateholders.

The Trust is hereby authorized to engage in the foregoing activities. The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or expressly authorized by the terms of this Agreement or the Related Documents.

     Section 2.4.  Appointment of Trustee.  The Depositor hereby appoints the
                   ----------------------
Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein, and the Trustee hereby accepts such appointment.

     Section 2.5.  Initial Capital Contribution of Trust Estate.  The Depositor
                   --------------------------------------------
hereby sells, assigns, transfers, conveys and sets over to the Trustee, as of the date hereof, the sum of $10. The Trustee hereby acknowledges receipt in trust from the Depositor, as of the date hereof, of the foregoing contribution, which shall constitute the initial Trust Property and shall be deposited in the Certificate Account. The Depositor shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Trustee, promptly reimburse the Trustee for any such expenses paid by the Trustee.

     Section 2.6.  Declaration of Trust.  The Trustee hereby declares that it
                   --------------------
will hold the Trust Property in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholders. It is the intention and agreement of the parties hereto that the Trust constitute a business trust under the Business Trust Statute and that this Agreement constitute the governing instrument of such business trust. It is the intention and agreement of the parties hereto that, solely for income and franchise tax purposes, the Trust shall be treated as a partnership, with the Subordinated Certificateholders as the sole partners thereof. The parties agree that, unless otherwise required by appropriate tax authorities, the Trust will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Trust as a partnership for such tax purposes. Effective as of the date hereof, the Trustee shall have all rights, powers and duties set forth herein and in the Business Trust Statute with respect to accomplishing the purposes of the Trust.

     Section 2.7.  Liability of the Certificateholders.
                   -----------------------------------

     (a) Each of Finance I and Finance II shall be liable directly to indemnify each injured party for all losses, claims, damages, liabilities and expenses of the Trust, to the extent not paid out of the Trust Property, to the extent that such Person would be liable if the Trust were a partnership under the Delaware Uniform Partnership Act and such Person were a general partner; provided,
                                                                --------
however, that neither Finance I nor Finance II shall be liable for any losses
- - -------
incurred by a Certificate Owner in the capacity of an investor in the Senior Certificates. In addition, any third party creditors of the Trust (other than in connection with the obligations described in the proviso to the preceding sentence for which neither Finance I nor Finance II shall be liable) shall be deemed third party beneficiaries of this paragraph. The obligations of Finance I and Finance II under this paragraph shall be evidenced by Subordinated Certificates as described in Section 3.5(j), which for purposes of the Business Trust Statute shall be deemed to be a separate class of certificates from the Senior Certificates.

     (b)  No Certificate Owner, other than to the extent set forth in paragraph
(a), shall have any personal liability for any liability or obligation of the Trust or by reason of any action taken by the parties to this Agreement pursuant to any provisions of this Agreement or any Related Document.

     Section 2.8.  Title to Trust Property.
                   -----------------------

     (a) Legal title to all the Trust Property shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Trust Property to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Trustee, a co-trustee and/or a separate trustee, as the case may be.

     (b) The Certificateholders shall not have legal title to any part of the Trust Property. The Certificateholders shall be entitled to receive distributions only in accordance with Articles V, IX and X. No transfer, by operation of law or otherwise, of any right, title or interest by any Certificateholders of its ownership interest in any Certificate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Property.

     Section 2.9.  Situs of Trust.  The Trust will be located and administered
                   --------------
in the State of Delaware. The Trust shall not have any employees in any state other than Delaware; provided, however, that nothing herein shall restrict or
                     --------  -------
prohibit the Trustee, the Depositor or any agent of the Trust from having employees within or without the State of Delaware.

     Section 2.10.  Representations and Warranties of Finance I and Finance II.
                    ----------------------------------------------------------
By execution of this Agreement, each of Finance I and Finance II makes the following representations and warranties with respect to itself on which the Trustee relies in accepting the Trust Property in trust and issuing the Certificates.

     (a)  Organization and Good Standing.  It has been duly organized and is
          ------------------------------
validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and as such business is currently conducted and is proposed to be conducted pursuant to this Agreement and the Related Documents.

     (b)   Due Qualification.  It is duly qualified to do business as a foreign
           -----------------
corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property, the conduct of its business and the performance of its obligations under this Agreement and the Related Documents requires such qualification.

     (c)  Power and Authority.  It has the power and authority to execute and
          -------------------
deliver this Agreement and its Related Documents and to perform its obligations pursuant thereto; and the execution, delivery and performance of this Agreement and its Related Documents have been duly authorized by all necessary corporate action.

     (d)  No Consent Required.  No consent, license, approval or authorization
          -------------------
or registration or declaration with, any Person or with any governmental authority, bureau or agency is required in connection with the execution, delivery or performance of this Agreement and the Related Documents, except for such as have been obtained, effected or made.

     (e)   No Violation.  The consummation of the transactions contemplated by
           ------------
this Agreement and its Related Documents and the fulfillment of its obligations under this Agreement and its Related Documents shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under, its Certificate of Incorporation or By-Laws, or any indenture, agreement, mortgage, deed of trust or other instrument to which it is a party or by which it is bound, or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, or violate any law, order, rule or regulation applicable to it of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over it or any of its properties.

     (f)   No Proceedings.  There are no proceedings or investigations pending
           --------------
or, to its knowledge threatened against it before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over it or its properties (A) asserting the invalidity of this Agreement or any of the Related Documents, (B) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement or any of the Related Documents, (C) seeking any determination or ruling that might materially and adversely affect its performance of its obligations under, or the validity or enforceability of, this Agreement or any of the Related Documents, or (D) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Certificates.

     Section 2.11.  Federal Income Tax Allocations.  Net income of the Trust for
                    ------------------------------
any month as determined for federal income tax purposes (and each item of income, gain, loss, deduction and credit, if any, entering into the computation thereof) shall be allocated:

     (a)  to the Subordinated Certificateholders in equal proportions; and

     (b) in the event the Senior Certificateholders are deemed to be partners of the partnership created hereby, among such Senior Certificateholders as of the first Record Date following the end of such month in proportion to their ownership of the principal amount of Senior Certificates on such date, in an amount of such income up to the sum of the Senior Certificateholders' Interest Distributable Amount for such month, and the balance thereof shall be allocated to the Subordinated Certificateholders in accordance with clause (a) above. If the net income in succeeding months of the Trust for any month is insufficient for the allocations to Senior Certificateholders described in this clause (b), if applicable, net income shall first be allocated to such Senior Certificateholders to make up such shortfall before being allocated to Subordinated Certificateholders as provided above.

     Net losses of the Trust, if any, for any month as determined for federal income tax purposes (and each item of income, gain, loss and deduction entering into the computation thereof) shall be allocated to the Subordinated Certificateholders to the extent the Subordinated Certificateholders are reasonably expected to bear the economic burden of such net losses, then net losses shall be allocated among the Senior Certificateholders as of the first Record Date following the end of such month in proportion to their ownership of principal amount of Senior Certificates on such Record Date. Notwithstanding anything in this Agreement to the contrary, the Subordinated Certificateholders shall be allocated an aggregate of at least 1% of each item of income, profit, gain or loss of the Trust. The Subordinated Certificateholders are authorized to modify the allocations in this paragraph if necessary or appropriate, in their sole discretion, for the allocations to fairly reflect the economic income, gain or loss to the Subordinated Certificateholders or the Senior Certificateholders, or to comply with the provisions of the Code and the accompanying Treasury Regulations.

     Section 2.12.  Covenants of the Subordinated Certificateholders.  Each
                    ------------------------------------------------
Subordinated Certificateholder agrees and covenants for the benefit of each Certificate Owner and the Trustee, during the term of this Agreement, and to the fullest extent permitted by applicable law, that:

     (a) it shall not (i) assign, sell, convey, pledge, transfer, reconvey, cancel, forgive, compromise or otherwise dispose of any Demand Note held by it, in whole or in part, (ii) make any distribution other than to the Trust or unless the aggregate net worth of the Subordinated Certificateholders following such distribution shall be at least equal to the Minimum Net Worth (for the purpose of the determination of net worth: (A) any Demand Note held by it shall be valued at par, (B) the value of the Fee Assets shall be valued as shown on the most recent servicing report, minus the unpaid balance of the Finance I Note, (C) the Subordinated Certificates shall be valued at zero and (D) investments shall be valued at their respective purchase prices plus accrued interest) or (iii) except as specifically permitted by this Agreement, sell, transfer, assign, give or encumber by operation of law or otherwise any of its assets;

     (b) it shall not sell, assign, transfer, give or encumber, by operation of law or otherwise, at least fifty-one percent (51%) of the interest evidenced by the Subordinated Certificates and shall not sell, assign, transfer, give or encumber, by operation of law or otherwise, any interest in the Subordinated Certificates to Green Tree Financial Corporation or its successors in interest;

     (c) it shall not create, incur or suffer to exist any indebtedness or engage in any business, except, in each case, as permitted by its Certificate of Incorporation and the Related Documents;

     (d) it shall not, for any reason, institute proceedings for the Trust to be adjudicated a bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Trust, or file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to the bankruptcy of the Trust, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trust or a substantial part of the property of the Trust or cause or permit the Trust to make any assignment for the benefit of creditors, or admit in writing the inability of the Trust to pay its debts generally as they become due, or declare or effect a moratorium on the debt of the Trust or take any action in furtherance of any such action;

     (e) it shall obtain from each counterparty to each Related Document to which it or the Trust is a party and each other agreement entered into on or after the date hereof to which it or the Trust is a party, an agreement by each such counterparty that prior to the termination of the Trust pursuant to Section 10.1(a) such counterparty shall not institute against, or join any other Person in instituting against, it or the Trust, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States;

     (f) it shall not for any reason, withdraw or attempt to withdraw from this Agreement, dissolve, institute proceedings for it to be adjudicated a bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of it or a substantial part of its property, or make any assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or declare or effect a moratorium on its debt or take any action in furtherance of any such action;

     (g) it has no claim to any funds or any other Trust Property, except to the extent any such funds or Trust Property is distributed in accordance with
Section 5.2.

     Section 2.13.  Covenants of the Certificate Owners.  Each Certificate Owner
                    -----------------------------------
by becoming a beneficial owner of a Book-Entry Certificate agrees:

     (a) to be bound by the terms and conditions of the Senior Certificates of which such Certificate Owner is the beneficial owner and of this Agreement, including any supplements or amendments hereto and to perform the obligations of a Certificate Owner as set forth therein or herein, in all respects as if it were a signatory hereto. This undertaking is made for the benefit of the Trust, the Trustee and all other Certificate Owners present and future.

     (b) to treat the Senior Certificates as debt of the Trust for all tax purposes and to not take any position inconsistent with such treatment in any tax returns filed by such Certificate Owner.

     (c) until the completion of the events specified in Section 10.1(c), not to, for any reason, institute proceedings for the Trust or a Subordinated Certificateholder to be adjudicated a bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Trust, or file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trust or a substantial part of its property, or cause or permit the Trust to make any assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or declare or effect a moratorium on its debt or take any action in furtherance of any such action.


                                  ARTICLE III
                                THE CERTIFICATES

     Section 3.1.  Initial Ownership.  Upon the formation of the Trust by the
                   -----------------
contribution by the Depositor pursuant to Section 2.5 and until the issuance of the Certificates, the Depositor shall be the sole beneficiary of the Trust.

     Section 3.2.  Conditions to Issuance of the Certificates.  On the Closing
                   ------------------------------------------
Date, Finance I and/or Finance II shall deliver or cause to be delivered the following documents to the Trustee:

     a. An executed copy of the Transfer Agreement, dated as of January 1, 1994, among Finance I, Finance II and the Trust (substantially in the form attached hereto as Exhibit E).

     b. The executed copy of the Finance I Note, dated as of March 24, 1994, issued by Finance I to the Trust (substantially in the form attached hereto as Exhibit F).

     c. An executed copy of the Security Agreement, dated as of March 24, 1994, between Finance I and the Trust (substantially in the form attached hereto as Exhibit G).

     d. An executed copy of the Servicing Agreement, dated as of January 1, 1994, between Green Tree and the Trust (substantially in the form attached hereto as Exhibit H).

     Section 3.3.  The Certificates.  Senior Certificates, in an aggregate
                   ----------------
principal amount of $508,000,000, shall be issued in denominations of $1,000 initial principal amount and integral multiples thereof. One Subordinated Certificate shall be issued to each of Finance I and Finance II in denominations equal to a Percentage Interest of 50%, with an aggregate Percentage Interest of 100%. The Certificates shall be executed on behalf of the Trustee by manual or facsimile signature of any authorized signatory of the Trustee having such authority under the Trustee's seal imprinted or otherwise affixed thereon and attested on behalf of the Trustee by the manual or facsimile signature of any authorized signatory of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall be valid and binding obligations of the Trust, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates.

     Section 3.4.  Unconditional Rights of Senior Certificateholders to Receive
                   ------------------------------------------------------------
Principal and Interest.  Notwithstanding any other provisions in this Agreement,
- - ----------------------
the holder of any Senior Certificate shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Senior Certificate on or before the Distribution Date occurring in February 2004; provided, however, that no provisions contained herein shall restrict the
      --------  -------
right of the Trust to pay the Senior Certificates in full, prior to the Distribution Date occurring in February 2004.

     Section 3.5.  Authentication of Certificates.  Simultaneously with the
                   ------------------------------
delivery to the Trustee of the Finance I Note and the sale, assignment and transfer to the Trust of the Residual Assets and the other Trust Property pursuant to the Transfer Agreement, the Trustee shall cause to be executed on behalf of the Trust, authenticated and delivered to Cede & Co., Senior Certificates in authorized denominations equaling in the aggregate $508,000,000 and Subordinated Certificates with an aggregate Percentage Interest of 100%. No Certificate shall entitle its holder to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication substantially in the form set forth in (i) Exhibit B in the case of a Senior Certificate or (ii) Exhibit C in the case of a Subordinated Certificate, executed by the Trustee or the Authentication Agent, by manual or facsimile signature; such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder. The Administrator is hereby initially appointed Authentication Agent. All Certificates shall be dated the date of their authentication.

     Section 3.6.  Registration of Transfer and Exchange of Senior Certificates.
                   ------------------------------------------------------------

     (a) The Certificate Registrar shall maintain, or cause to be maintained, at the office or agency maintained pursuant to Section 3.10, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as provided in this Agreement. The Administrator is hereby initially appointed Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as provided in this Agreement.

     (b) Upon surrender for registration of transfer of any Certificate at the office or agency maintained pursuant to Section 3.10, the Trustee shall execute, authenticate and deliver (or shall cause the Authentication Agent to authenticate and deliver), in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like class and aggregate principal amount, or Percentage Interest, with respect to the Subordinated Certificates, dated the date of authentication by the Trustee or any authenticating agent. At the option of a Holder, Certificates may be exchanged for other Certificates of the same class in authorized denominations of a like aggregate principal amount upon surrender of the Certificates to be exchanged at the office or agency maintained pursuant to Section 3.10.

     (c) All Certificates issued upon any registration of transfer or exchange of Certificates shall be the valid obligations of the Trust, entitled to the same benefits under this Agreement, as the Certificates surrendered upon such registration of transfer or exchange.

     (d) Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder or his attorney duly authorized in writing. Each Certificate surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Trustee in accordance with its customary practice.

     (e) No service charge shall be made for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     (f) Except as provided in paragraph (g) and (i) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Book-Entry Certificates may not be transferred by the Trustee except to a successor depository designated pursuant to paragraph (g) below; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Senior Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository;
(iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners for purposes of exercising the rights of Holders under this Agreement (and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners); and
(vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

     (g) If the Depository advises the Trustee in writing that the Depository is no longer willing or able properly to discharge its duties as Depository, the Trustee shall so notify the Depository and demand the return of all Senior Certificates held by the Depository. The Certificate Registrar shall thereupon register the transfer of such Senior Certificates to a successor Depository named by the Depositor and acceptable to the Depositor and the Trustee.

     (h)  If,

     (1) (i) the Administrator, the Depositor or the Depository advises the Trustee in writing that the Depository is no longer willing or able properly to discharge its responsibilities as Depository, and (ii) the Administrator or the Depositor is unable to locate a qualified successor,

     (2) the Depositor at its sole option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, or

     (3) an Event of Default shall have occurred and be continuing, and Certificate Owners having a beneficial interest in the Senior Certificates at least equal to a Certificate Majority advise the Trustee through the Depository that the continuation of a book-entry system is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully registered Senior Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Trustee of the Senior Certificates by the Depository, accompanied by registration instructions from the Depository for registration or transfer, the Trustee shall issue the Definitive Certificates in accordance with such instructions. Neither the Certificate Registrar nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Finance I shall pay all expenses incurred in connection with the notification of Certificate Owners and the issuance of Definitive Certificates hereunder. Upon the issuance of Definitive Certificates the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

     (i) On or prior to the Closing Date, there shall be delivered by or on behalf of the Trust to the Depository four typewritten Senior Certificates registered in the name of the Depository's nominee, Cede & Co., three such Senior Certificates evidencing $150,000,000 of principal amount each, and the fourth such Senior Certificate evidencing $58,000,000 of original principal amount. The total face amount of such Senior Certificates shall represent 100% of the aggregate principal amount of the Senior Certificates as of the Cut-off Date. Each such Senior Certificate registered in the name of the Depository's nominee shall bear the following legend:

     "Unless this Senior Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein."

     (j) On the Closing Date, Finance I and Finance II shall receive for adequate consideration and thereafter shall have beneficial and record ownership of the Subordinated Certificates, which Subordinated Certificates shall be issued in definitive form.

     (k) The Certificates may not be acquired by a "disqualified organization" (as defined below). By acceptance of a Certificate, the Holder thereof shall be deemed to have represented and warranted that it is not a disqualified organization. Any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. A "disqualified organization" means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (not including instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (ii) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (iii) any organization described in Section 1381(a)(2)(C) of the Code.

     Section 3.7.  Mutilated, Destroyed, Lost or Stolen Certificates.  If (a)
                   -------------------------------------------------
any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Certificate Registrar and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Certificate Registrar or the Trustee that such

Certificate has been acquired by a bona fide purchaser, the Trustee on behalf of the Trust shall execute, authenticate and deliver (or the Authentication Agent shall authenticate and deliver), in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and portion of the aggregate principal balance of the Certificates. In connection with the issuance of any new Certificate under this Section 3.7, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 3.7 shall constitute conclusive evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     Section 3.8.  Persons Deemed Certificate Owners.  Prior to due presentation
                   ---------------------------------
of a Certificate for registration of transfer, the Trustee or the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.2 and for all other purposes whatsoever, and neither the Trustee nor the Certificate Registrar nor any agent of the Trustee nor the Certificate Registrar shall be affected by any notice to the contrary.

     Section 3.9.  Access to List of Certificateholders' Names and Addresses.
                   ---------------------------------------------------------
The Trustee shall furnish or cause to be furnished to the Depositor within 15 days after receipt by the Trustee of a written request therefor from such party, a list, in such form as such party may reasonably require, of the names and addresses of the Senior Certificateholders as of the most recent Record Date for payment of distributions to Senior Certificateholders. If Definitive Certificates have been issued and three or more Senior Certificateholders, or one or more Senior Certificateholders evidencing not less than 25% of the aggregate principal balance of the Senior Certificates (hereinafter referred to as "Applicants"), apply in writing to the Trustee, and such application states that the Applicants desire to communicate with other Senior Certificateholders with respect to their rights under this Agreement or under the Senior Certificates and is accompanied by a copy of the communication that such Applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such Applicants access, during normal business hours, to the current list of Senior Certificateholders. Every Senior Certificateholder, by receiving and holding a Senior Certificate, agrees that neither the Depositor nor the Trustee, nor any agent thereof, shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Senior Certificateholders under this Agreement, regardless of the source from which such information was derived.

     Section 3.10.  Maintenance of Office or Agency.  The Trustee shall maintain
                    -------------------------------
in Wilmington, Delaware or Minneapolis or St. Paul, Minnesota an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee in respect of the Certificates and the Related Documents may be served. The Trustee initially designates First Trust National Association, 180 East Fifth Street, St. Paul, Minnesota 55101, as its principal agency for such purposes. The Trustee shall give prompt written notice to the Depositor and to the Certificateholders of any change in the location of the Certificate Register or any such office of agency.

     Section 3.11.  Appointment of Paying Agent.  The Paying Agent shall make
                    ---------------------------
distributions to Certificateholders from the Certificate Account pursuant to
Section 5.2 and shall report the amounts of such distributions to the Trustee. Any Paying Agent shall have the revocable power to withdraw funds from the Certificate Account for the purpose of making the distributions referred to above. The Trustee may revoke such power and remove the Paying Agent if the Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Paying Agent shall initially be First Trust National Association, with an office at 180 East 5th Street, St. Paul, Minnesota 55101, Attention: Corporate Trust Operations, Second Floor. First Trust National Association shall be permitted to resign as Paying Agent upon 30 days' written notice to the Trustee. In the event that First Trust National Association shall no longer be the Paying Agent, the Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company). The Trustee shall cause such successor Paying Agent or any additional Paying Agent appointed by the Trustee to execute and deliver to the Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Trustee that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. The Paying Agent shall return all unclaimed funds to the Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Trustee. The provisions of Sections 7.1, 7.3, 7.4 and 8.1 shall apply to the Trustee also in its role as Paying Agent, for so long as the Trustee shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.


                                   ARTICLE IV
                         ACTIONS BY CERTIFICATEHOLDERS

     Section 4.1.  Restriction on Power of Certificate Owners.  No Certificate
                   ------------------------------------------
Owner shall have any right to vote or in any manner otherwise control the operation and management of the Trust except as expressly provided in this Agreement.

     Section 4.2.  Restrictions on Certificate Owners' Power.  No Certificate
                   -----------------------------------------
Owner shall have any right by virtue or by availing itself of any provisions of this

Agreement to institute any suit, action, or proceeding in equity or at law upon or under or with respect to this Agreement or any Related Document, unless a Certificate Owner previously shall have given to the Trustee a written notice of default and of the continuance thereof, as provided in this Agreement and unless also Certificate Owners beneficially owning not less than 25% of the aggregate principal balance of the Senior Certificates shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee under this Agreement and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 30 days after its receipt of such notice, request, and offer of indemnity, shall have neglected or refused to institute any such action, suit, or proceeding and during such 30-day period, no request or waiver inconsistent with such written request has been given to the Trustee pursuant to and in compliance with this Section or Section 6.2; it being understood and intended, and being expressly covenanted by each Certificate Owner with every other Certificate Owner and the Trustee, that no one or more Certificate Owners shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb, or prejudice the rights of any other Certificate Owner, or to obtain or seek to obtain priority over or preference to any other Certificate Owner, or to enforce any right under this Agreement, except in the manner provided in this Agreement and for the equal, ratable, and common benefit of all Certificate Owners. For the protection and enforcement of the provisions of this Section 4.2, each and every other Certificate Owner and the Trustee shall be entitled to such relief as can be given either at law or in equity.


                                  ARTICLE V
                 APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

     Section 5.1.  Certificate Account.
                   -------------------

     (a) The Trustee, for the benefit of the Certificateholders, shall establish and maintain the Certificate Account in the name of the Trust for the benefit of the Certificateholders. The Certificate Account shall be an Eligible Account and initially shall be a segregated Certificate Account established by the Administrator at First Bank National Association; provided, however, that
                                                      --------  -------
the Trustee and the Administrator hereby agree to establish the Certificate Account at the same Eligible Institution where the certificate accounts with respect to the Securitized Pools and the custodial account with respect to the GNMA Pools are currently established; and provided, further, if the certificate
                                          --------  -------
accounts with respect to the Securitized Pools are transferred to another Eligible Institution, the Trustee and the Administrator hereby agree to transfer the Certificate Account to the same Eligible Institution.

     (b) The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Certificate Account and in all proceeds thereof. If, at any time, the Certificate Account ceases to be an Eligible Account, the Trustee shall within five Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Certificate Account as an Eligible Account and shall transfer any cash and/or any investments to such new Certificate Account.

     (c) All amounts held in the Certificate Account shall, to the extent permitted by applicable laws, rules and regulations, be invested, by the Trustee, in Eligible Investments that mature not later than one Business Day prior to the Distribution Date to which such amounts relate. Investments in Eligible Investments shall be made in the name of the Trust, and such investments shall not be sold or disposed of prior to their maturity. Any investment of funds in the Certificate Account shall be made in Eligible Investments held by a financial institution with respect to which (a) such institution has noted the Trustee's interest therein by book entry or otherwise and (b) a confirmation of the Trustee's interest has been sent to the Trustee by such institution, provided that such Eligible Investments are (i) specific certificated securities, and (ii) either (A) in the possession of such institution or (B) in the possession of a clearing corporation in New York or Delaware, registered in the name of such clearing corporation, not endorsed for collection or surrender or any other purpose not involving transfer, not containing any evidence of a right or interest inconsistent with the Trustee's security interest therein, and held by such clearing corporation in an account of such institution. Subject to the other provisions hereof, the Trustee shall have sole control over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment, if any, shall be delivered directly to the Trustee or its agent, together with each document of transfer, if any, necessary to transfer title to such investment to the Trustee in a manner which complies with this Section 5.1. All interest, dividends, gains upon sale and other income from, or earnings on investment of funds in the Certificate Account shall be distributed on the next Distribution Date pursuant to Section 5.2. The Subordinated Certificateholders shall deposit in the Certificate Account an amount equal to any net loss on such investments immediately as realized.

     Section 5.2.  Distribution of Funds in Certificate Account.
                   --------------------------------------------

     (a) On each Distribution Date, other the Distribution Date occurring in March 1994, the Trustee will, based on the information contained in the Monthly Report delivered on the related Determination Date pursuant to Section 1.01 of the Servicing Agreement, cause to be distributed all funds in the Certificate Account to Certificateholders, to the extent of the Amount Available, in the order of priority set forth below. With respect to the Distribution Date occurring in March 1994, the Trustee will cause to be distributed to the Subordinated Certificateholders, on the Closing Date, an amount equal to the amount of interest that would have accrued on the original principal amount of the Certificates at the Interest Rate from

January 15, 1994 to the Closing Date, and on March 25, 1994, the Trustee will cause to be distributed to the Senior Certificateholders all funds in the Certificate Account, to the extent of the Amount Available, in the order of priority set forth below. After the Distribution Date occurring in March 1994, no amounts deposited in the Certificate Account shall be allocable or paid to the Subordinated Certificateholders until the Senior Certificates have been paid in full.

            (i) first, from the Amount Available, to the Senior Certificate-holders, on a pro rata basis, an amount equal to the Senior Certificate-holders' Interest Distributable Amount; provided, however, that if the
                                             --------  -------
     Amount Available and the amount withdrawn from the Reserve Fund pursuant to Section 5.7 is insufficient to pay the full amount of the Senior Certificateholders' Interest Distributable Amount, any amounts so distributed on such Distribution Date will be deemed applied first to any accrued but unpaid interest from prior Distribution Dates (and applied to unpaid interest from the earliest Distribution Date first), and next to the interest accrued for such Distribution Date;

            (ii) second, to the Trustee, an amount equal to the expenses and fees of the Trustee for such period (to the extent not paid by Green Tree or the Subordinated Certificateholders) pursuant to Section 8.1;

            (iii) third, to the Administrator, an amount equal to the expenses and fees of the Administrator for such period (to the extent not paid by Green Tree or the Subordinated Certificateholders) pursuant to Section 8.1;

            (iv) fourth, to the Senior Certificateholders, on a pro rata basis, an amount equal to the Senior Certificateholders' Principal Distributable Amount; and

            (v) fifth, following payment in full of the Senior Certificates, to the Subordinated Certificateholders according to their respective Percentage Interests.

            (b) On the Distribution Date following the date on which the Subordinated Certificateholders have exercised their option to cause the Trust to prepay the Senior Certificates pursuant to Section 5.6 hereof, the Trustee will distribute all amounts on deposit in the Certificate Account as follows, taking into account any concurrent distribution made pursuant to Section 5.2(a):

            (i) first, to the Senior Certificateholders, on a pro rata basis, an amount equal to the Senior Certificateholders' Interest Distributable Amount;

            (ii) second, to the Trustee, an amount equal to the expenses and fees of the Trustee for such period (to the extent not paid by Green Tree or the Subordinated Certificateholders) pursuant to Section 8.1;

            (iii) third, to the Administrator, an amount equal to the expenses and fees of the Administrator for such period (to the extent not paid by Green Tree or the Subordinated Certificateholders) pursuant to Section 8.1;

            (iv) fourth, to the Senior Certificateholders, on a pro rata basis, the outstanding principal balance on the Senior Certificates; and

            (v) fifth, to the Subordinated Certificateholders, according to their respective Percentage Interests.

            (c) On the Distribution Date on which Insolvency Proceeds (as defined herein) are deposited in the Certificate Account pursuant to Section
10.2 (or on the Distribution Date immediately following such deposit if such proceeds are not deposited in the Certificate Account on a Distribution Date), the Trustee will distribute the Insolvency Proceeds so deposited in the Certificate Account, taking into account any concurrent distribution made pursuant to Section 5.2(a) or 5.2(b):

            (i) first, to the Senior Certificateholders, on a pro rata basis, an amount equal to the Senior Certificateholders' Interest Distributable Amount;

            (ii) second, to the Trustee, an amount equal to the expenses and fees of the Trustee for such period (to the extent not paid by Green Tree or the Subordinated Certificateholders pursuant to Section 8.1;

            (iii) third, to the Administrator, an amount equal to the expenses and fees of the Administrator for such period (to the extent not paid by Green Tree or the Subordinated Certificateholders) pursuant to
     Section 8.1;

            (iv) fourth, to the Senior Certificateholders, on a pro rata basis, the outstanding principal balance on the Senior Certificates; and

            (v) fifth, to the Subordinated Certificateholders, according to their Percentage Interests.

            (d) On each Distribution Date, the Trustee shall forward or cause to be forwarded by mail to each holder of a Senior Certificate and (if Green Tree is not the Servicer) Green Tree, the Monthly Report prepared by the Servicer pursuant to the Servicing Agreement, attached hereto as Exhibit H.

            The Trustee and the Servicer shall inform any Certificateholder, Lehman Brothers, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated inquiring by telephone of the information contained in the most recent Monthly Report.

     Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Senior Certificate a statement containing the information with respect to interest accrued and principal paid on such Holder's Certificates during such calendar year. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in force.

     (e) Copies of all reports provided to the Trustee and the Administrator for the Certificateholders shall also be provided to each Rating Agency and to the Subordinated Certificateholders.

     (f) In the event that any withholding tax is imposed on the Trust's payment (or allocations of income) to a Certificate Owner, such tax shall reduce the amount otherwise distributable to the Certificate Owner in accordance with this Section. The Trustee is hereby authorized and directed to retain from amounts otherwise distributable to the Certificate Owners sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Certificate Owner shall be treated as cash distributed to such Certificate Owner at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Certificate Owner), the Trustee may in its sole discretion withhold such amounts in accordance with this paragraph (f). In the event that a Certificate Owner wishes to apply for a refund of any such withholding tax, the Trustee shall reasonably cooperate with such Certificate Owner in making such claim so long as such Certificate Owner agrees to reimburse the Trustee for any out-of-pocket expenses incurred.

     Section 5.3.  Method of Payment.  Distributions required to be made to
                   -----------------
Certificateholders on any Distribution Date shall be made to each Certificateholder of record on the preceding Record Date either by wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided to the Certificate Registrar appropriate written instructions at least five Business Days prior to such Distribution Date and such Holder's Certificates in the aggregate evidence a denomination of not less than $1,000,000 (or if such Certificateholder is a Depositor or an Affiliate thereof), or, if not, by check mailed to such Certificateholder at the address of such holder appearing in the Certificate Register.

     Section 5.4.  No Segregation of Monies; No Interest.  Subject to Sections
                   -------------------------------------
5.1 and 5.2, monies received by the Trustee hereunder need not be segregated in any manner except to the extent required by law and may be deposited under such general conditions as may be prescribed by law, and the Trustee shall not be liable for any interest thereon.

     Section 5.5.  Accounting; Reports; Tax Returns.
                   --------------------------------

     (a) The Administrator has agreed pursuant to the Administration Agreement that the Administrator shall (i) maintain (or cause to be maintained) the books of the Trust on a calendar year basis on the accrual method of accounting, (ii) deliver to each Certificateholder, as may be required by the Code and applicable Treasury Regulations, such information as may be required, including Schedule K-1 with respect to each Subordinated Certificateholder, or Form 1099, with respect to each Senior Certificateholder, to enable each Certificate Holder to prepare its federal and state income tax returns, (iii) file or cause to be filed such tax returns relating to the Trust (including a partnership information return, Form 1065), and direct the Trustee to make such elections as may from time to time be required or appropriate under any applicable state or federal statute or rule or regulation thereunder so as to maintain the Trust's characterization as a partnership for federal income tax purposes, (iv) collect or cause to be collected any withholding tax as described in and in accordance with Section 5.2(f) with respect to income or distributions to Certificate Owners and (v) file or cause to be filed all documents required to be filed by the Trust with the Commission and otherwise take or cause to be taken all such actions as are notified by the Servicer to the Administrator as being required for the Trust's compliance with all applicable provisions of state and federal securities laws.

     (b) The Trustee shall make all elections pursuant to this Section 5.5 as directed in writing by the Subordinated Certificateholders. Finance I shall be the "tax matters partner" of the Trust pursuant to the Code.

     (c) The Trustee shall sign on behalf of the Trust the tax returns of the Trust presented to it in final execution form by the Administrator, unless applicable law requires a Certificateholder to sign such documents, in which case such documents shall be signed by Finance I. In signing any tax return of the Trust, the Trustee shall rely entirely upon, and shall have no liability for, information or calculations provided by Finance I.

     Section 5.6.  Prepayment of Senior Certificates; Final Payment on Senior
                   ----------------------------------------------------------
Certificates.
- - ------------

     (a) On any Distribution Date when the aggregate outstanding principal amount of the Senior Certificates is less than $50,800,000, the Subordinated Certificateholders may cause the Trust to prepay the Senior Certificates in whole and not in part, by depositing cash in the Certificate Account, no later than one Business Day prior to such Distribution Date, in an amount equal to the aggregate outstanding principal amount of the Senior Certificates plus all accrued and unpaid interest thereon, plus all accrued and unpaid expenses of the Trust.

     (b) The Subordinated Certificateholders must notify the Trustee and the Administrator at least 30 days but no more than 60 days prior to such redemption date of their intention to cause redemption of the Senior Certificates.

     (c) Within five Business Days of receipt of notice of final payment on the Senior Certificates from the Administrator (whether pursuant to the exercise by the Subordinated Certificateholders of their option contained in this Section 5.6, or pursuant to payment of the Senior Certificateholders, Principal Distributable Amount pursuant to Section 5.2), the Trustee shall mail written notice to the Senior Certificateholders specifying (i) the Distribution Date upon which final payment of the Senior Certificates shall be made upon presentation and surrender of the Senior Certificates at the office of the Paying Agent therein specified, (ii) the amount of any such final payment, and
(iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Senior Certificates at the office of the Paying Agent therein specified. The Trustee shall give such notice to the Certificate Registrar at the time such notice is given to Senior Certificateholders. Upon presentation and surrender of the Senior Certificates, the Paying Agent shall cause to be distributed to Senior Certificateholders amounts distributable on such Distribution Date pursuant to Section 5.2.

     (d) In the event that all of the Senior Certificateholders shall not surrender their Senior Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Senior Certificateholders to surrender their Senior Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Senior Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Senior Certificateholders concerning surrender of their Senior Certificates, and the cost thereof shall be paid out of the funds and other assets that remain subject to this Agreement. Any funds which are payable to Senior Certificateholders remaining in the Trust after exhaustion of such remedies shall be distributed by the Trustee to The United Way (but only upon termination of this Agreement) and the Senior Certificateholders, by acceptance of their Senior Certificates, hereby waive any rights with respect to such funds.

     Section 5.7  Payment of Reserve Draw Amounts.  If the Monthly Report
                  -------------------------------
delivered pursuant to Section 1.01 of the Servicing Agreement indicates a Reserve Draw Amount, the Trustee shall withdraw from the Reserve Fund on the Distribution Date for which such Reserve Draw Amount is required, an amount equal to the lesser of (i) the Reserve Draw Amount or (ii) the amount of funds in the Reserve Fund and shall distribute such amount to the Senior Certificateholders on such Distribution Date.

     Section 5.8  Reserve Fund.
                  ------------

     (a) On the Closing Date, the Trust shall retain $20,320,000 from the proceeds of the sale of the Certificates, shall establish the Reserve Fund for the benefit of the Senior Certificateholders with the Eligible Institution at which the Certificate Account is established (and will at all times maintain such Reserve Fund at the same Eligible Institution at which the Certificate Account is maintained) and shall deposit such amount into such Reserve Fund. The Reserve Fund shall be entitled "Wilmington Trust Company as Trustee for the benefit of the holders of the Green Tree Securitized Net Interest Margin Trust 1994-A, Senior Certificates."

     (b) Funds in the Reserve Fund shall, at the direction of the Trustee, be invested in Eligible Investments that mature no later than the next Distribution Date. All net income and gain from such investments shall be reinvested in the Reserve Fund.


                                   ARTICLE VI
                        AUTHORITY AND DUTIES OF TRUSTEE

     Section 6.1.  General Authority.  The Trustee is authorized and directed to
                   -----------------
execute and deliver the Related Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Related Documents to which the Trust is to be a party and any amendment thereto. In addition to the foregoing, the Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Related Documents. The Trustee is further authorized to enter into the Administration Agreement, to appoint, with the consent of Finance I and Finance II, a successor Administrator and to take from time to time such action as Finance I and Finance II recommend with respect to the Related Documents so long as such actions are consistent with the terms of the Related Documents.

     Section 6.2.  General Duties.  It shall be the duty of the Trustee to
                   --------------
discharge (or cause to be discharged through the Administrator or such agents as shall be appointed with the consent of Finance I and Finance II) all of its responsibilities pursuant to the terms of this Agreement and to administer the Trust in the interest of the Certificateholders, subject to the Related Documents and in accordance with the provisions of this Agreement. Notwithstanding the foregoing, the Trustee shall be deemed to have discharged its duties and responsibilities hereunder to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Trustee hereunder or under any Related Document, and the Trustee shall not be liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement. No implied covenants or obligations shall be read into this Agreement against the Trustee.

     Section 6.3.  Action upon Instruction.
                   -----------------------

     (a) Subject to Article IV, Finance I and Finance II shall have the exclusive right to direct the actions of the Trustee in the management of the Trust, so long as such instructions are not inconsistent with the express terms set forth herein or in any Related Document. The Subordinated Certificate-holders shall not instruct the Trustee in a manner inconsistent with this Agreement or the Related Documents.

     (b) The Trustee shall not be required to take any action hereunder or under any Related Document if the Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is contrary to the terms hereof or of any Related Document or is otherwise contrary to law.

     (c) Whenever the Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any Related Document, the Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Subordinated Certificateholders requesting instruction as to the course of action to be adopted, and to the extent the Trustee acts in good faith in accordance with any written instruction received from the Subordinated Certificateholders, the Trustee shall not be liable on account of such action to any Person. If the Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Related Documents, as it shall deem to be in the best interests of the Certificateholders, and shall have no liability to any Person for such action or inaction.

     (d) In the event that the Trustee is unsure as to the application of any provision of this Agreement or any Related Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Trustee or is silent or is incomplete as to the course of action that the Trustee is required to take with respect to a particular set of facts, the Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Subordinated Certificateholders requesting instruction and, to the extent that the Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Trustee shall not be liable, on account of such action or inaction, to any Person. If the Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Related Documents, as it shall deem to be in the best interests of the Certificateholders, and shall have no liability to any Person for such action or inaction.

     Section 6.4.  No Duties Except as Specified in this Agreement or in
                   -----------------------------------------------------
Instructions.  The Trustee shall not have any duty or obligation to manage, make
- - ------------
any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Trust Property, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Trustee is a party, except as expressly provided by the terms of this Agreement (including as provided in Section 6.2) or in any written instruction received by the Trustee pursuant to Section 6.3; and no implied duties or obligations shall be read into this Agreement or any Related Document against the Trustee.

     Section 6.5.  No Action Except under Specified Documents or Instructions.
                   ----------------------------------------------------------
The Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of, the Trust Property except (i) in accordance with the powers granted to and the authority conferred upon the Trustee pursuant to this Agreement, (ii) in accordance with the Related Documents and (iii) in accordance with any document or instruction delivered to the Trustee pursuant to Section 6.3.

     Section 6.6.  Restrictions.  The Trustee shall not take any action (a) that
                   ------------
is inconsistent with the purposes of the Trust set forth in Section 2.3 or (b) that, to the actual knowledge of the Trustee, would result in the Trust's becoming taxable as a corporation for Federal income tax purposes. The Certificateholders shall not direct the Trustee to take action that would violate the provisions of this Section.

     Section 6.7  Administration Agreement.
                  ------------------------

     (a) The Administrator is authorized to execute on behalf of the Trust all documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Trust to prepare, file or deliver pursuant to the Related Documents. Upon written request, the Trustee shall execute and deliver to the Administrator a power of attorney appointing the Administrator its agent and attorney-in-fact to execute all such documents, reports, filings, instruments, certificates and opinions.

     (b) In carrying out any of its duties and responsibilities under this Agreement or the Administration Agreement, the Administrator shall be subject to and afforded the benefits of all of the provisions of this Agreement and other Related Documents as they may relate to the Trustee, specifically including every provision thereof relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. In addition, Finance I and Finance II in executing this Agreement, and the Holders of the Senior Certificates and the Subordinated Certificates by receiving and holding a Certificate, agree to be bound by the limitations of the Administrator's liability as set out in the Administration Agreement.

     (c) If the Administrator shall resign or be removed pursuant to the terms of the Administration Agreement, the Trustee may, and is hereby authorized and empowered to, subject to obtaining the prior written consent of Finance I and Finance II, appoint or consent to the appointment of a successor Administrator pursuant to the Administration Agreement.

     (d) If the Administration Agreement is terminated, the Trustee may, and is hereby authorized and empowered to, subject to obtaining the prior written consent of Finance I and Finance II, appoint or consent to the appointment of a Person to perform substantially the same duties as are assigned to the Administrator in the Administration Agreement pursuant to an agreement containing substantially the same provisions as are contained in the Administration Agreement.

     (e) The Trustee shall promptly notify each Subordinated Certificateholder of any default by or misconduct of the Administrator under the Administration Agreement of which the Trustee has received written notice or of which a Responsible Officer has actual knowledge.


                                  ARTICLE VII
                             CONCERNING THE TRUSTEE

     Section 7.1.  Acceptance of Trust and Duties.  The Trustee accepts the
                   ------------------------------
trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Trustee also agrees to disburse all moneys actually received by it constituting part of the Trust Property upon the terms of the Related Documents and this Agreement. The Trustee shall not be answerable or accountable hereunder or under any Related Document under any circumstances, except (i) for its own willful misconduct or gross negligence, (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.3, (iii) for any investments made by the Trustee with any branch or affiliate thereof in its commercial capacity or (iv) for taxes, fees or other charges on, based on or measured by, any fees, commissions or compensation received by the Trustee in connection with any of the transactions contemplated by this Agreement or any Related Document. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

     (a) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee;

     (b) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the instructions of the Subordinated Certificateholders;

     (c) no provision of this Agreement or any Related Document shall require the Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any Related Document if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

     (d) under no circumstances shall the Trustee be liable for indebtedness evidenced by or arising under any of the Related Documents;

     (e) the Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or the Subordinated Certificateholders or for the form, character, genuineness, sufficiency, value or validity of any of the Trust Property or for or in respect of the validity or sufficiency of the Related Documents, other than the certificate of authentication on the Certificates, and the Trustee shall in no event assume or incur any liability, duty, or obligation to Finance I, Finance II or to any Certificate Owner, other than as expressly provided for herein and in the Related Documents;

     (f) the Trustee shall not be liable for the default or misconduct of the Administrator, Finance I, Finance II, Green Tree or the Servicer under any of the Related Documents or otherwise and the Trustee shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the Related Documents that are required to be performed by the Administrator under the Administration Agreement, by Finance I and Finance II under the Transfer Agreements or by the Servicer under the Servicing Agreement; and

     (g) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any Related Document, at the request, order or direction of the Subordinated Certificateholders, unless the Subordinated Certificateholders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Trustee therein or thereby. The right of the Trustee to perform any discretionary act enumerated in this Agreement or in any Related Document shall not be construed as a duty, and the Trustee shall not be answerable for other than its gross negligence or willful misconduct in the performance of any such act.

     Section 7.2.  Furnishing of Documents.  The Trustee shall furnish to the
                   -----------------------
Certificate Owners promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Trustee under the Related Documents, unless the Senior Certificate Owners have previously received such items.

     Section 7.3.  Representations and Warranties.  The Trustee hereby
                   ------------------------------
represents and warrants to the Depositor, Finance I, Finance II and the Certificate Owners that:

     (a) It is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware. It has all requisite corporate power and authority and all franchises, grants, authorizations, consents, orders and approvals from all governmental authorities necessary to execute, deliver and perform its obligations under this Agreement and each Related Document to which the Trustee is a party.

     (b) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement and each Related Document to which the Trustee is a party, and this Agreement and each Related Document will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

     (c) Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any Federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound or result in the creation or imposition of any lien, charge or encumbrance on the Trust Property resulting from actions by or claims against the Trustee individually which are unrelated to this Agreement or the Related Documents.

     Section 7.4.  Reliance; Advice of Counsel.
                   ---------------------------

     (a) The Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

     (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the Related

Documents, the Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it. The Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such persons and not contrary to this Agreement or any Related Document.

     Section 7.5.  Not Acting in Individual Capacity.  Except as provided in
                   ---------------------------------
this Article VII, in accepting the trusts hereby created Wilmington Trust Company acts solely as Trustee hereunder and not in its individual capacity and all Persons having any claim against the Trustee by reason of the transactions contemplated by this Agreement or any Related Document shall look only to the Trust Property for payment or satisfaction thereof.

     Section 7.6.  Trustee Not Liable for Certificates or Related Documents.
                   --------------------------------------------------------
The recitals contained herein and in the Certificates (other than the signature and counter-signature of the Trustee on the Certificates) shall be taken as the statements of the Depositor and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Agreement, of any Related Document or of the Certificates (other than the signature and counter-signature of the Trustee on the Certificates), or of the Fee Assets or the Residual Assets or any related documents with respect to the Fee Assets or the Residual Assets and the Trustee shall in no event assume or incur any liability, duty or obligation to any person other than as expressly provided for herein. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of the Fee Assets, the Residual Assets or other Trust Property or for or with respect to the sufficiency of the Trust Property or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the validity of the assignment of the Fee Assets and the Residual Assets to Finance I and Finance II or the issuance of the Finance I Note to the Trust and the assignment of the Residual Assets to the Trust, or of any intervening assignment, or the accuracy of any such warranty or representation or any action of Finance I or Finance II taken in the name of the Trustee.

     Section 7.7.  Trustee May Own Senior Certificates.  The Trustee in its
                   -----------------------------------
individual or any other capacity may become the owner or pledgee of Senior Certificates and may deal with the Depositor, Finance I, Finance II and the Servicer in banking or other transactions with the same rights as it would have if it were not Trustee.

                                  ARTICLE VIII
                   COMPENSATION OF TRUSTEE AND ADMINISTRATION

     Section 8.1.  Trustee's and Administrator's Fees and Expenses.  The Trustee
                   -----------------------------------------------
and the Administrator shall receive as compensation for their services hereunder such fees as have been separately agreed upon before the date hereof between Green Tree and the Trustee and between Green Tree and the Administrator, respectively, and the Trustee and the Administrator shall be entitled to be reimbursed by Green Tree for their other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Trustee or the Administrator, as the case may be, may employ in connection with the exercise and performance of their rights and its duties hereunder, provided, however,
                                                          --------  -------
that the Trustee or the Administrator, as the case may be, shall only be entitled to reimbursement for expenses hereunder to the extent such expenses are fees of outside counsel engaged by the Trustee or the Administrator, as the case may be, in respect of the performance of its obligations hereunder. If Green Tree or the Subordinated Certificateholders shall at any time fail to pay such fees or fail to reimburse the Trustee or the Administrator, as the case may be, for such expenses, the Trustee and the Administrator shall be entitled to payment of such amounts from the Amount Available pursuant to Sections 5.2(a)(ii) and 5.2(c)(iii), respectively.

     Section 8.2.  Non-recourse Obligations.  Notwithstanding anything in this
                   ------------------------
Agreement or any Related Document, the Trustee agrees in its individual capacity and in its capacity as Trustee for the Trust that all obligations of the Trust to the Trustee individually or as Trustee for the Trust shall be recourse to the Trust Property only and specifically shall not be recourse to the assets of any Certificate Owner. The Trustee shall cause any Administrator to agree to the same effect in the Administration Agreement.


                                 ARTICLE IX
                                   DEFAULT

     Section 9.1.  Events of Default.  "Event of Default," whenever used herein,
                   -----------------
means any one of the following events:

     (a) default in the payment of interest due on any Distribution Date, and continuance of such default for a period of six months (allocated in accordance with Section 5.2(a)(i); or

     (b) failure to pay the entire unpaid principal amount of the Senior Certificates on or before the Distribution Date occurring in February 2004.

     Section 9.2.  Rights upon an Event of Default.
                   -------------------------------

     (a) If an Event of Default shall have occurred and be continuing, the Trustee or Certificate Owners beneficially owning at least 25% in aggregate outstanding principal amount of the Senior Certificates (subject to rescission as described below) may declare by written notice to the Subordinated Certificateholders (and the Trustee, if declared by the Certificate Owners), the entire principal amount of the Senior Certificates immediately due and payable, together with accrued interest thereon. The Subordinated Certificateholders shall have no right to declare an Event of Default or to make a declaration of acceleration with respect to the Senior Certificates.

     At any time after such a declaration of acceleration with respect to the Senior Certificates has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of the Senior Certificates, by written notice to the Subordinated Certificateholders and the Trustee, may rescind and annul such declaration and its consequences if

            (i) there has been deposited in the Certificate Account, either pursuant to collections on the Trust Property or from amounts deposited with the Trustee by the Subordinated Certificateholders, an amount sufficient to pay

                  (A) all accrued but unpaid interest on the Senior Certificates, and

                  (B) all sums paid or advanced by the Trustee and the Administrator hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee and the Administrator and their agents.

     (b) If the Senior Certificates have been declared due and payable following an Event of Default, the Trustee may liquidate all or any portion of the Trust Property, or may elect to maintain possession of the Trust Property and continue to apply collections from the Trust Property as if there had been no declaration of acceleration; provided, however, the Trustee will be
                                --------  -------
prohibited from selling the Trust Property following an Event of Default, unless

            (i) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the outstanding Senior Certificates at the time of such sale and all amounts required to be paid under Section 9.3(i) - (iv); or

            (ii) the Trustee determines that the collections on the Trust Property will not be sufficient on an ongoing basis to make all payments of interest on the Senior Certificates as such payments become due and to pay the outstanding principal amount of the Senior Certificates at maturity, and the Trustee obtains the consent of Certificate Owners beneficially owning 66 2/3% of the aggregate outstanding amount of the Senior Certificates.

     Section 9.3.  Distributions.  If the Trustee collects any money or property
                   -------------
pursuant to this Article IX, the Trustee shall pay out the money or property in the following order:

            (i) first, amounts due and owing and required to be distributed to the Trustee pursuant to this Agreement;

            (ii) second, amounts due and owing and required to be distributed to the Administrator pursuant to this Agreement and the Administration Agreement;

            (iii) third, to the Senior Certificateholders, on a pro rata basis, an amount equal to the Senior Certificateholders' Interest Distributable Amount;

            (iv) fourth, to the Senior Certificateholders, on a pro rata basis, the unpaid principal amount of the Senior Certificates; and

            (v) fifth, any remaining money or property shall be distributed to the Subordinated Certificateholders, according to their Percentage Interests.

     The Trustee may fix a record date and payment date for any payment to the Certificateholders pursuant to this Article IX. At least 15 days prior to such record date, the Trustee shall mail to each Certificateholder a notice that states the record date, the payment date and the amount to be paid.


                                  ARTICLE X
                                 TERMINATION

     Section 10.1.  Termination of the Trust.
                    ------------------------

     (a) The respective obligations and responsibilities of the Subordinated Certificateholders and the Trustee created by this Agreement and the Trust created by this Agreement shall terminate upon the latest of (i) the Distribution Date immediately following the maturity of the Finance I Note, the retirement of the last Residual Asset or other liquidation of the last item of Trust Property or (ii) the payment to the Certificateholders of all amounts required to be paid to them pursuant to this Agreement, or (iii) following the payment in full of all principal and accrued interest on the Senior Certificates, by vote of all the Subordinated Certificateholders, or (iv) at the time provided in Section 10.2. In any case, there shall be delivered to the Trustee and the Rating Agencies an opinion of counsel that all applicable preference periods under federal, state and local bankruptcy, insolvency and similar laws have expired with respect to the payments pursuant to clause (ii); provided, however, that in no event shall the
                                  --------  -------
trust created by this Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living on the date of this Agreement of Rose Kennedy of the Commonwealth of Massachusetts. The Administrator shall promptly notify the Trustee of any prospective termination pursuant to this Section 10.1. Except as provided in Section 10.2, the bankruptcy, liquidation, dissolution, termination, resignation, expulsion, withdrawal, death or incapacity of any Certificateholder shall not (x) operate to terminate this Agreement or the Trust, nor (y) entitle such Senior Certificate Owner's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Trust Property nor (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

     (b) Except as provided in Section 10.1(a), neither the Depositor nor any Certificateholder shall be entitled to revoke or terminate the Trust.

     (c) Upon the winding up of the Trust and its termination, the Trustee shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of
Section 3810 of the Business Trust Statute.

     Section 10.2.  Dissolution Events with respect to the Subordinated
                    ---------------------------------------------------
Certificateholders.  In the event that a Dissolution Event shall occur with
- - ------------------
respect to one but not both Subordinated Certificateholders, the remaining Subordinated Certificateholder shall, within 90 days of such Dissolution Event,
(i) select a successor Subordinated Certificateholder (a "Successor Subordinated Certificateholder") (that shall have a net worth at least equal to the Minimum Net Worth and shall acquire the existing assets and liabilities of the Subordinated Certificateholder that has suffered the Dissolution Event and succeed to such Subordinated Certificateholders rights and obligations hereunder), and (ii) deliver to the Trustee an opinion of counsel to the effect that the Trust will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. In the event that (i) the remaining Subordinated Certificateholder is unable to locate a Successor Subordinated Certificateholder or to obtain such an opinion or (ii) a Dissolution Event occurs with respect to both Subordinated Certificateholders, the Trust will terminate. Promptly after the occurrence of either of the events referred to in clause (i) or clause (ii) of the preceding sentence (each a "Liquidation Event"), (i) each Subordinated Certificateholder shall give the Trustee written notice of the occurrence of such Liquidation Event, (ii) the Trustee shall, upon the receipt of such written notice, give prompt written notice to the Certificateholders of the occurrence of such Liquidation Event; provided, however, that any failure to give a notice required by this sentence
- - --------  -------
shall not prevent or delay, in any manner, a termination of the Trust pursuant to the first sentence of this Section 10.2. Upon a termination pursuant to this Section, the Trustee shall sell the assets of the Trust (other than the Certificate

Account) at one or more private or public sales conducted in any manner permitted by law. The proceeds of such a sale of the assets of the Trust (the "Insolvency Proceeds") shall be distributed as provided in Section 5.2(c).


                                   ARTICLE XI
                   SUCCESSOR TRUSTEES AND ADDITIONAL TRUSTEES

     Section 11.1.  Eligibility Requirements for Trustee.  The Trustee shall at
                    ------------------------------------
all times be a corporation (i) satisfying the provisions of Section 3807(a) of the Business Trust Statute; (ii) authorized to exercise corporate trust powers;
(iii) having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or State authorities; (iv) having (or having a parent which has) a rating of at least Baa3 by Moody's, or shall otherwise be satisfactory to Moody's, and BBB- by Fitch (if rated by Fitch), or shall otherwise be satisfactory to Fitch. If such corporation shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 11.2.

     Section 11.2.  Resignation or Removal of Trustee.  The Trustee may at any
                    ---------------------------------
time resign and be discharged from the trusts hereby created by giving written notice thereof to the Subordinated Certificateholders at least 30 days before the date specified in such instrument. Upon receiving such notice of resignation, the Subordinated Certificateholders shall promptly appoint a successor Trustee meeting the qualifications set forth in Section 11.1 by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 11.1 and shall fail to resign after written request therefor by the Subordinated Certificateholders or if at any time the Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Subordinated Certificateholders may remove the Trustee. If the Subordinated Certificateholders shall remove the Trustee under the authority of the immediately preceding sentence, the Subordinated Certificateholders shall promptly appoint a successor Trustee meeting the qualification requirements of Section 11.1 by written instrument, in triplicate, one copy of which instrument shall be delivered to the outgoing Trustee so removed, one copy to the Servicer and one copy to the successor Trustee and payment of all fees owed to the outgoing Trustee.

     Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Trustee pursuant to
Section 11.3. The Subordinated Certificateholders shall provide notice of such resignation or removal of the Trustee to each of the Rating Agencies.

     Section 11.3.  Successor Trustee.  Any successor Trustee appointed pursuant
                    -----------------
to Section 11.2 shall execute, acknowledge and deliver to the Subordinated Certificateholders and to its predecessor Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor under this Agreement, with like effect as if originally named as Trustee. The predecessor Trustee shall deliver to the successor Trustee all documents and statements and monies held by it under this Agreement; and the Subordinated Certificateholders and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties, and obligations.

     No successor Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Trustee shall be eligible pursuant to Section 11.1.

     Upon acceptance of appointment by a successor Trustee pursuant to this Section, Finance I shall mail notice of the successor of such Trustee to all Certificateholders and the Rating Agencies. If Finance I shall fail to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of Finance I.

     Section 11.4.  Merger or Consolidation of Trustee.  Any corporation into
                    ----------------------------------
which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible pursuant to Section 11.1, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided further that the Trustee shall mail notice of such merger or consolidation to the Rating Agencies.

     Section 11.5.  Appointment of Co-Trustee or Separate Trustee.
                    ---------------------------------------------
Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Property may at the time be located, the Administrator and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and Finance I to act as co-trustee, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Property, and to vest in such Person, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Administrator and the Trustee may consider necessary or desirable. If the Administrator shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Trustee, subject to the approval of Finance I, shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to
Section 10.1 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 11.1, except that notice of such appointment shall be given to each Rating Agency.

     Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (i) all rights, powers, duties, and obligations conferred or imposed upon the Trustee shall be conferred upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust Property or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

            (ii) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

            (iii) the Administrator and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Each such instrument shall be filed with the Trustee and a copy thereof given to the Administrator and Finance I.

     Any separate trustee or co-trustee may at any time appoint the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.


                                 ARTICLE XII
                          MISCELLANEOUS PROVISIONS

     Section 12.1.  Amendment.
                    ---------

     (a) This Agreement may be amended by the Subordinated Certificateholders and the Trustee, but without the consent of any of the Senior Certificate-holders, (i) to cure any ambiguity, or (ii) to correct, supplement or modify any provisions in this Agreement; provided, however, that such action shall
                                  --------  -------
not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Certificateholder.

     (b) This Agreement may also be amended from time to time by the Subordinated Certificateholders and the Trustee with the consent of a Certificate Majority of the Senior Certificates (which consent of any Holder of a Certificate given pursuant to this Section or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Certificate and of any Certificate issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Certificate) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (a) increase or
              --------  -------
reduce in any manner the amount of, or accelerate or delay the timing of distributions that shall be required to be made on any Certificate or the Interest Rate or (b) reduce the aforesaid percentage required to consent to any such amendment or any waiver hereunder, without the consent of the Holders of all Certificates then outstanding.

     (c) Prior to the execution of any such amendment or consent, the Subordinated Certificateholders shall furnish written notification of the substance of such amendment or consent to each Rating Agency.

     (d) Promptly after the execution of any such amendment or consent, the Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder unless such parties have previously received such notification.

     (e) It shall not be necessary for the consent of Certificateholders pursuant to Section 12.1(b) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe, including the establishment of record dates.

     (f) Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an opinion of counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement or otherwise.

     Section 12.2.  No Recourse.  Each Senior Certificateholder by accepting a
                    -----------
Senior Certificate acknowledges that such Certificateholder's Certificates represent obligations of the Trust only and do not represent interests in or obligations of the Depositor, Finance I, Finance II, Green Tree, the Servicer, the Trustee, or any Affiliate of any of the foregoing and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Senior Certificates or the Related Documents.

     Section 12.3.  Governing Law.  This Agreement shall be governed by and
                    -------------
construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws thereof and the obligations, rights and remedies of the parties under this Agreement shall be determined in accordance with such laws.

     Section 12.4.  Severability of Provisions.  If any one or more of the
                    --------------------------
covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

     Section 12.5.  Third-Party Beneficiaries.  This Agreement shall inure to
                    -------------------------
the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, no other Person shall have any right or obligation hereunder.

     Section 12.6.  Counterparts.  For the purpose of facilitating its execution
                    ------------
and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

     Section 12.7.  Notices.  All demands, notices and communications under this
                    -------
Agreement shall be in writing, personally delivered or mailed by certified mail-return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of Finance I, Finance II or the Depositor, at the following address: Registered Agent, The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, with copies to:
Green Tree Financial Corporation, Attention: Chief Financial Officer, (b) in the case of the Trustee, at the Corporate Trust Office, (c) in the case of the Administrator, First Trust National Association, 180 East 5th Street, St. Paul, Minnesota 55101, Attention: Corporate Trust Operations, Second Floor, (d) in the case of each Rating Agency, 99 Church Street, New York, New York 10007,
Attention: ABS Monitoring Department (for Moody's) and One State Street Plaza, New York, New York 10004 (for Fitch), or at such other address as shall be designated by any such party in a written notice to the other parties. Notwithstanding the foregoing, any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register, and any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

     IN WITNESS WHEREOF, the Depositor, Finance I, Finance II and the Trustee have caused this Trust Agreement to be duly executed by their respective officers as of the day and year first above written.

                                        GREEN TREE MANUFACTURED
                                           HOUSING NET INTEREST MARGIN
                                           FINANCE CORP. I, AS DEPOSITOR


                                        By
                                           -----------------------------
                                           Name:
                                           Title:


                                        GREEN TREE MANUFACTURED
                                           HOUSING NET INTEREST MARGIN
                                           FINANCE CORP. I


                                        By
                                           -----------------------------
                                           Name:
                                           Title:


                                        GREEN TREE MANUFACTURED
                                           HOUSING NET INTEREST MARGIN
                                           FINANCE CORP. II


                                        By
                                           -----------------------------
                                           Name:
                                           Title:


                                        WILMINGTON TRUST COMPANY


                                        By
                                           -----------------------------
                                           Name:
                                           Title:

                                                                       EXHIBIT A

                          FORM OF CERTIFICATE OF TRUST

                            CERTIFICATE OF TRUST OF
            GREEN TREE NET SECURITIZED INTEREST MARGIN TRUST 1994-A
            -------------------------------------------------------


          THIS Certificate of Trust of GREEN TREE NET SECURITIZED INTEREST MARGIN TRUST 1994-A (the "Trust"), dated as of January 1, 1994, is being duly executed and filed by Wilmington Trust Company, a Delaware corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. Code, (S) 3801 et seq.).
- - ---  ----           -- ---

          1.   Name.  The name of the business trust formed hereby is GREEN TREE
               ----
NET SECURITIZED INTEREST MARGIN TRUST 1994-A.

          2.   Delaware Trustee.  The name and business address of the trustee
               ----------------
of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention:
Corporate Trust Administration.

          3.   This Certificate of Trust will be effective January 1, 1994.

          IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.
                                      Wilmington Trust Company, not in its
                                      individual capacity but solely as
                                      Trustee under a Trust Agreement dated
                                      as of January 1, 1994.


                                      By
                                         -----------------------------------
                                         Name:
                                         Title:

                                                                       EXHIBIT B

                         FORM OF SENIOR CERTIFICATE

            GREEN TREE SECURITIZED NET INTEREST MARGIN TRUST 1994-A
                        SECURITIZED NET INTEREST MARGIN
                             SENIOR CERTIFICATE



         (This Securitized Net Interest Margin Certificate does not represent an obligation of, or an interest in, Green Tree Financial Corporation ("Green Tree") or any of its affiliates, except to the extent set forth in the Trust
         Agreement referred to herein.)

Certificate No. 1/2/3/4                      Denomination: $150M/150M/150M/58M

Cut-off Date: January 1, 1994                Aggregate Denomination of all
                                             Certificates: $508,000,000

First Distribution Date: March 25, 1994      Interest Rate: 6.90%

                                             Maturity Date:
Servicer:                                    February 15, 2004
Green Tree Financial Corporation
                                             CUSIP: 393534 AA0

Unless this Senior Certificate is presented by an authorized representative of The Depository Trust Company, a New York Corporation ("DTC") to the Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Securitized Net Interest Margin Certificates referred to in the within-mentioned Trust Agreement.

WILMINGTON TRUST COMPANY,           [or]  WILMINGTON TRUST COMPANY,
not in its individual capacity but        not in its individual capacity but
solely as Trustee                         solely as Trustee

                                          By FIRST TRUST NATIONAL
                                               ASSOCIATION,
                                          Authenticating Agent

by
   -----------------------------
                                          by
                                             -------------------------------


          THIS CERTIFIES THAT CEDE & CO. is the registered owner of a Securitized Net Interest Margin Certificate (herein called a "Certificate") issued by the Green Tree Securitized Net Interest Margin Trust 1994-A (the "Trust"). The Trust was created pursuant to a Trust Agreement, dated as of January 1, 1994 (the "Trust Agreement"), among Green Tree Manufactured Housing Net Interest Margin Finance Corp. I ("Finance I"), Green Tree Manufactured Housing Net Interest Margin Finance Corp. II ("Finance II") and Wilmington Trust Company, not in its individual capacity but solely as Trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement, each of the Assignments, dated as of January 1, 1994 (the "Assignments") among (i) Green Tree and Finance I and (ii) Green Tree, Finance I and Finance II, or the Transfer Agreement dated as of January 1, 1994 (the "Transfer Agreement"), among Finance I, Finance II and the Trust or the Servicing Agreement dated as of January 1, 1994 (the "Servicing Agreement"), between the Trust and Green Tree, as servicer ("Green Tree" or the "Servicer").

          The Trust, for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of $150M/150M/150M/58M, payable on or before February 15, 2004. The Trust will pay interest on this Certificate at the rate per annum shown above on each Distribution Date until the principal of this Certificate is paid or made available for payment, on the principal amount outstanding on the preceding Distribution Date (after giving effect to all payments of principal on the preceding Distribution Date), to the extent of the Amount Available on each Distribution Date.

          This Certificate is one of the duly authorized Certificates designated in the Trust Agreement as "Senior Certificates". The Trust is also issuing Subordinated Certificates (the "Subordinated Certificates"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust

Agreement, to which Trust Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The Certificates are payable solely from the assets of the Trust, which include (as more fully described in the Trust Agreement) (i) a limited recourse note (the "Finance I Note") issued by Finance I, and (ii) the residual interests in certain trusts (the "Residual Assets"). The Finance I Note will be payable solely from certain assets of Finance I (the "Fee Assets") acquired by Finance I from Green Tree.

          Under the Trust Agreement, there will be distributed on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (the "Distribution Date") (except that the first Distribution Date will be March 25, 1994), to the person in whose name this Certificate is registered at the close of business on the last day of the preceding calendar month (the "Record Date"), such Certificateholder's Fractional Undivided Interest in the sum of (a) the Senior Certificateholders' Interest Distributable Amount and (b) the Senior Certificateholders' Principal Distributable Amount, to the extent of the funds available therefor.

          The Trust shall pay interest on overdue installments of interest at the Interest Rate to the extent lawful.

          As described above, the entire unpaid principal amount of this Certificate shall be due and payable on or before the Distribution Date occurring in February 2004. Notwithstanding the foregoing, the entire unpaid principal amount of the Certificates shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Trustee or the Holders of the Certificates representing 25% of the Certificates have declared the Certificates to be immediately due and payable in the manner provided in Section 9.2 of the Trust Agreement. All principal payments on the Certificates shall be made pro rata to the Certificateholders entitled thereto.

          It is the intent and agreement of the Depositor, the Subordinated Certificateholders and the Certificateholders that, for purposes of federal income, state and local income and franchise and any other income taxes, the Certificates will be treated as debt of the Trust. Each Certificateholder, by acceptance of a Certificate, covenants and agrees to treat, and to take no action inconsistent with the treatment of, the Certificates as debt for such tax purposes.

          Each Certificateholder, by its acceptance of a Certificate, covenants and agrees that such Certificateholder will not at any time institute against either Subordinated Certificateholder or join in any institution against either Subordinated Certificateholder of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates, the Trust Agreement or any of the Related Documents.

          Except as provided in the Trust Agreement, distributions on this Certificate will be made by the Trustee by check or money order mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon, or by wire transfer, in immediately available funds, to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided to the Certificate Registrar appropriate written instructions at least five Business Days prior to such Distribution Date and such Certificateholder's Certificates in the aggregate evidence a denomination of not less than $1,000,000 (or if such Certificateholder is a Depositor or an Affiliate thereof). Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee. The Record Date otherwise applicable to distributions shall not be applicable to such final distribution.

          The Certificates do not represent an obligation of, or an interest in, Green Tree, the Trustee or any Affiliate of any of them. The Certificates are limited in right of payment to certain collections and recoveries respecting the Finance I Note and the Residual Assets, all as more specifically set forth in the Trust Agreement. None of the Trustee, the Administrator or the Subordinated Certificateholders shall incur any personal liability in connection herewith. A copy of the Trust Agreement may, upon request, be examined by any Certificateholder during normal business hours at the principal office of Finance I and at such other places, if any, designated by Finance I.

          The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the parties thereto and the rights of the Certificateholders under the Trust Agreement at any time by the Subordinated Certificateholders and the Trustee.
In certain limited circumstances, the Trust Agreement may only be amended with the consent of the Holders of Senior Certificates evidencing not less than a majority of the aggregate outstanding principal amount of the Senior Certificates and, in certain circumstances, 100% of the aggregate outstanding principal amount of the Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and on all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.

          As provided in the Trust Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Registrar upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the First Trust National Association on behalf of the Trustee in St. Paul, Minnesota, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate

Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate fractional undivided interest in the Trust of the same class shall be issued to the designated transferee.

          This Certificate may not be acquired by a "disqualified organization" (as defined below). By accepting and holding this Certificate, the Holder hereof shall be deemed to have represented and warranted that it is not a disqualified organization. Any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. A "disqualified organization" means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (not including instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (ii) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (iii) any organization described in Section 1381(a)(2)(C) of the Code.

          The Senior Certificates are issuable only as registered Certificates without coupons in denominations of $1,000 and integral multiples thereof. As provided in the Trust Agreement and subject to certain limitations therein set forth, Senior Certificates are exchangeable for new Senior Certificates of authorized denominations of a like aggregate fractional undivided interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charges payable in connection therewith.

          The Trustee, the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for the purpose of receiving distributions and for all other purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

          The obligations and responsibilities created by the Trust Agreement and the Trust created thereby shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Trust Agreement and the disposition of all property held as part of the Trust. Finance I and Finance II may at their option cause the Trust to prepay the Senior Certificates in whole but not in part by contributing cash to the Trust in an amount equal to the unpaid principal amount of the Senior Certificates plus any accrued and unpaid interest, and such prepayment will effect early retirement of the Senior Certificates; provided, however, such right of purchase
                                       --------  -------
is exercisable only as of a Distribution Date as of which the outstanding principal amount of the Senior Certificates is less than 10% of the original principal amount of the Senior Certificates.

          The recitals contained herein shall be taken as the statements of the Depositor or the Subordinated Certificateholders, as the case may be, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Certificate or of the assignment of the Fee Assets or the Residual Assets or any related document.

          Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Trustee, by manual or facsimile signature, this Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or be valid for any purpose.

          IN WITNESS WHEREOF, the Trustee on behalf of the Trust and not in its individual capacity has caused this Certificate to be duly executed.


Dated:               , 1994           GREEN TREE SECURITIZED NET
       --------------                    INTEREST MARGIN TRUST 1994-A


                                      By: WILMINGTON TRUST COMPANY,
                                          not in its individual capacity but
                                          solely as Trustee


                                      By:
                                          ----------------------------------
                                          Name:
                                          Title:

                                 ASSIGNMENT


          FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE


- - --------------------------------------------------------------------------------
(Please print or typewrite name and address, including postal zip code, of assignee)


- - --------------------------------------------------------------------------------
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing


- - --------------------------------------------------------------------------------
Attorney to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.


Dated:
                                               *
                                                 -------------------------------
                                                      Signature Guaranteed:

                                               *
                                                 -------------------------------


*NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of The New York Stock Exchange, Inc. or a commercial bank or trust company.

                                                                       EXHIBIT C

                      FORM OF SUBORDINATED CERTIFICATE

           GREEN TREE SECURITIZED NET INTEREST MARGIN TRUST 1994-A
                          SUBORDINATED CERTIFICATE


            (This Subordinated Certificate does not represent an obligation of, or an interest in, Green Tree Financial Corporation ("Green Tree"), or any of its affiliates, except to the extent set forth in the Trust Agreement referred to herein.)

Certificate No. 1/2                                Percentage Interest: 50/50%

Cut-off Date: January 1, 1994


First Distribution Date: March 25, 1994


Servicer:
Green Tree Financial Corporation

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Subordinated Certificates referred to in the within-mentioned Trust Agreement.

WILMINGTON TRUST COMPANY                    WILMINGTON TRUST COMPANY
as Trustee                           [or]   as Trustee

                                            By  FIRST TRUST NATIONAL
                                                   ASSOCIATION
                                            Authenticating Agent
by
   ----------------------------
                                            by
                                               ----------------------------

          THIS CERTIFIES THAT Green Tree Manufactured Housing Net Interest Margin Finance Corp. I/Green Tree Net Interest Margin Finance Corp. II is the registered owner of a nonassessable, fully-paid, fractional undivided interest in the Green Tree Securitized Net Interest Margin Trust 1994-A (the "Trust"). The Trust was created pursuant to a Trust Agreement, dated as of January 1, 1994 (the "Trust Agreement"), among Green Tree Manufactured Housing Net Interest Margin Finance Corp. I ("Finance I"), Green Tree Manufactured Housing Net Interest Margin Finance Corp. II ("Finance II") and Wilmington Trust Company, as Trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement, each of the Assignments, dated as of January 1, 1994 (the "Assignments"), between (i) Green Tree and Finance I and (ii) Green Tree, Finance I and Finance II, or the Transfer Agreement, dated as of January 1, 1994 (the "Transfer Agreement"), among Finance I, Finance II and the Trust, or the Servicing Agreement dated as of January 1, 1994 (the "Servicing Agreement"), between the Trust and Green Tree, as servicer ("Green Tree" or the "Servicer").

          This Certificate is one of the duly authorized Certificates designated in the Trust Agreement as "Subordinated Certificates" (herein called the "Certificates"). The Trust is also issuing Senior Certificates (the "Senior Certificates"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The Certificates are payable solely from the assets of the Trust, which include (as more fully described in the Trust Agreement) (i) a limited recourse note (the "Finance I Note") issued by Finance I, and (ii) the residual interests in certain trusts (the "Residual Assets"). The Finance I Note will be payable solely from certain assets of Finance I (the "Fee Assets") acquired by Finance I from Green Tree.

          Under the Trust Agreement, no distributions of principal or interest will be paid on the Subordinated Certificates until principal and interest on the Senior Certificates have been paid in full (the "Senior Certificates Final Payment"). On the Distribution Date following the Senior Certificates Final Payment, there will be distributed on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day (the "Distribution Date"), commencing on such Distribution Date, to the person in whose name this Certificate is registered at the close of business on the last day of the preceding Monthly Period (the "Record Date"), such Certificate-holder's Fractional Undivided Interest in the amount in the Certificate Account, after payment of certain expenses of the Trust.

          It is the intent and agreement of the Depositor, the Subordinated Certificateholders and the Senior Certificateholders that, for purposes of federal income, state and local income and franchise and any other income taxes, the Trust will be treated as a partnership and the Subordinated Certificateholders will be treated as partners in that partnership and the Senior Certificates will be treated as debt of the Trust. The Subordinated Certificateholders, by acceptance of a Certificate, agree to treat, and to take no action inconsistent with the treatment of, the Certificates for such tax purposes as partnership interests in the Trust.

          Except as provided in the Agreement, distributions on this Certificate will be made by the Trustee by check or money order mailed to the Certificate-holder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee. The Record Date otherwise applicable to distributions shall not be applicable to such final distribution.

          The Certificates do not represent an obligation of, or an interest in, Green Tree, the Trustee or any Affiliate of any of them. The Certificates are limited in right of payment to certain collections and recoveries respecting the Finance I Note and the Residual Assets, all as more specifically set forth in the Trust Agreement. None of the Trustee, the Administrator or the Subordinated Certificateholders shall incur any personal liability in connection herewith. A copy of the Trust Agreement may, upon request, be examined by any Certificate-holder during normal business hours at the principal office of Finance I and at such other places, if any, designated by Finance I.

          The Subordinated Certificates may not be acquired by (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title 1 of ERISA, (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each, a "Benefit Plan"). By accepting and holding this Certificate, the

Holder hereof shall be deemed to have represented and warranted that it is not a Benefit Plan.

          The Trustee, the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for the purpose of receiving distributions and for all other purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

          The obligations and responsibilities created by the Trust Agreement and Trust created thereby shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Agreement and the disposition of all property held as part of the Trust.

          The recitals contained herein shall be taken as the statements of the Depositor or the Subordinated Certificateholders, as the case may be, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Certificate or of the assignment of the Fee Assets or the Residual Assets or any related document.

          Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Trustee, by manual signature, this Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or be valid for any purpose.

          IN WITNESS WHEREOF, the Trustee on behalf of the Trust and not in its individual capacity has caused this Certificate to be duly executed.


Dated:               , 1994                 GREEN TREE SECURITIZED NET
       --------------                          INTEREST MARGIN TRUST 1994-A


                                            By: WILMINGTON TRUST COMPANY,
                                                not in its individual capacity
                                                but solely as Trustee


                                            By:
                                                -------------------------------
                                                Name:
                                                Title:

                                 ASSIGNMENT


          FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE


- - --------------------------------------------------------------------------------
(Please print or typewrite name and address, including postal zip code, of assignee)


- - --------------------------------------------------------------------------------
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing


- - --------------------------------------------------------------------------------
Attorney to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.


Dated:
                                            *
                                              ---------------------------
                                                 Signature Guaranteed:

                                            *
                                              ---------------------------



*NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of The New York Stock Exchange, Inc. or a commercial bank or trust company.

                                                                       EXHIBIT D

                        FORM OF DEPOSITORY AGREEMENT
                        ----------------------------

                               (See Attached)

                                                                       EXHIBIT E

                         FORM OF TRANSFER AGREEMENT
                         --------------------------

                               (See Attached)

                                                                       EXHIBIT F

                           FORM OF FINANCE I NOTE
                           ----------------------

                               (See Attached)

                                                                       EXHIBIT G

                         FORM OF SECURITY AGREEMENT
                         --------------------------

                               (See Attached)

                                                                       EXHIBIT H

                         FORM OF SERVICING AGREEMENT
                         ---------------------------

                               (See Attached)

                              TABLE OF CONTENTS

                                                                           Page
                                                                           ----
INTRODUCTION...............................................................   1

ARTICLE I         DEFINITIONS..............................................   1
 Section 1.1.     Definitions..............................................   1
 Section 1.2.     Usage of Terms...........................................   8
 Section 1.3.     Calculations.............................................   9
 Section 1.4.     Section References.......................................   9
 Section 1.5.     Action by or Consent of Certificateholders...............   9

ARTICLE II        CREATION OF TRUST........................................   9
 Section 2.1.     Creation of Trust........................................   9
 Section 2.2.     Office...................................................  10
 Section 2.3.     Purposes and Powers......................................  10
 Section 2.4.     Appointment of Trustee...................................  10
 Section 2.5.     Initial Capital Contribution of Trust Estate.............  10
 Section 2.6.     Declaration of Trust.....................................  11
 Section 2.7.     Liability of the Certificateholders......................  11
 Section 2.8.     Title to Trust Property..................................  11
 Section 2.9.     Situs of Trust...........................................  12
 Section 2.10.    Representations and Warranties of Finance I
                  and Finance II...........................................  12
 Section 2.11.    Federal Income Tax Allocations...........................  13
 Section 2.12.    Covenants of the Subordinated Certificateholders.........  14
 Section 2.13.    Covenants of the Certificate Owners......................  15

ARTICLE III       THE CERTIFICATES.........................................  16
 Section 3.1.     Initial Ownership........................................  16
 Section 3.2.     Conditions to Issuance of the Certificate................  16
 Section 3.3.     The Certificates.........................................  16
 Section 3.4.     Unconditional Rights of Senior Certificateholders
                  to Receive Principal and Interest........................  17
 Section 3.5.     Authentication of Certificates...........................  17
 Section 3.6.     Registration of Transfer and Exchange of
                  Senior Certificates......................................  17
 Section 3.7.     Mutilated, Destroyed, Lost or Stolen Certificates........  21
 Section 3.8.     Persons Deemed Certificate Owners........................  22
 Section 3.9.     Access to List of Certificateholders' Names and Addresses  22
 Section 3.10.    Maintenance of Office or Agency..........................  22
 Section 3.11.    Appointment of Paying Agent..............................  23

ARTICLE IV        ACTIONS BY CERTIFICATEHOLDERS............................  23
 Section 4.1.     Restriction on Power of Certificate Owners...............  23
 Section 4.2.     Restrictions on Certificate Owners' Power................  23

ARTICLE V         APPLICATION OF TRUST FUNDS; CERTAIN DUTIES...............  24
 Section 5.1.     Certificate Account......................................  24
 Section 5.2.     Distribution of Funds in Certificate Account.............  25
 Section 5.3.     Method of Payment........................................  28
 Section 5.4.     No Segregation of Monies; No Interest....................  28
 Section 5.5.     Accounting; Reports; Tax Returns.........................  29
 Section 5.6.     Prepayment of Senior Certificates; Final Payment on
                  Senior Certificates......................................  29
 Section 5.7      Payment of Reserve Draw Amounts..........................  30
 Section 5.8      Reserve Fund.............................................  31

ARTICLE VI        AUTHORITY AND DUTIES OF TRUSTEE..........................  31
 Section 6.1.     General Authority........................................  31
 Section 6.2.     General Duties...........................................  31
 Section 6.3.     Action upon Instruction..................................  32
 Section 6.4.     No Duties Except as Specified in this Agreement or in
                  Instructions.............................................  33
 Section 6.5.     No Action Except under Specified Documents or
                  Instructions.............................................  33
 Section 6.6.     Restrictions.............................................  33
 Section 6.7      Administration Agreement.................................  33

ARTICLE VII       CONCERNING THE TRUSTEE...................................  34
 Section 7.1.     Acceptance of Trustee and Duties.........................  34
 Section 7.2.     Furnishing of Documents..................................  35
 Section 7.3.     Representations and Warranties...........................  36
 Section 7.4.     Reliance; Advice of Counsel..............................  36
 Section 7.5.     Not Acting in Individual Capacity........................  37
 Section 7.6.     Trustee Not Liable for Certificates......................  37
 Section 7.7.     Trustee May Own Senior Certificates......................  37

ARTICLE VIII      COMPENSATION OF TRUSTEE..................................  38
 Section 8.1.     Trustee's Fees and Expenses..............................  38
 Section 8.2.     Non-recourse Obligations.................................  38

ARTICLE IX        DEFAULT..................................................  38
 Section 9.1.     Events of Default........................................  38
 Section 9.2.     Rights upon an Event of Default..........................  39
 Section 9.3.     Distributions............................................  40

ARTICLE X         TERMINATION..............................................  40
 Section 10.1.    Termination of the Trust.................................  40
 Section 10.2.    Dissolution Events with respect to the
                  Subordinated Certificateholders..........................  41

ARTICLE XI        SUCCESSOR TRUSTEES AND ADDITIONAL TRUSTEES...............  42
 Section 11.1.    Eligibility Requirements for Trustee.....................  42
 Section 11.2.    Resignation or Removal of Trustee........................  42
 Section 11.3.    Successor Trustee........................................  43
 Section 11.4.    Merger or Consolidation of Trustee.......................  43
 Section 11.5.    Appointment of Co-Trustee or Separate Trustee............  44

ARTICLE XII       MISCELLANEOUS PROVISIONS.................................  45
 Section 12.1.    Amendment................................................  45
 Section 12.2.    No Recourse..............................................  46
 Section 12.3.    Governing Law............................................  46
 Section 12.4.    Severability of Provisions...............................  46
 Section 12.5.    Third-Party Beneficiaries................................  47
 Section 12.6.    Counterparts.............................................  47
 Section 12.7.    Notices..................................................  47


EXHIBITS


FORM OF CERTIFICATE OF TRUST                                          EXHIBIT A

FORM OF SENIOR CERTIFICATE                                            EXHIBIT B

FORM OF SUBORDINATED CERTIFICATE                                      EXHIBIT C

FORM OF DEPOSITORY AGREEMENT                                          EXHIBIT D

FORM OF TRANSFER AGREEMENT                                            EXHIBIT E

FORM OF FINANCE I NOTE                                                EXHIBIT F

FORM OF SECURITY AGREEMENT                                            EXHIBIT G

FORM OF SERVICING AGREEMENT                                           EXHIBIT H